Exhibit 10.1

Execution Version

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is effective as of July 12, 2021 (the “Effective Date”) by and between David Rawlinson (“Executive”) and Qurate Retail, Inc., a Delaware corporation (collectively with its subsidiaries and affiliates, “QRI”).

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.             Duties and Responsibilities.

A.            Titles, Duties and Reporting. From August 1, 2021 (the “Start Date”) until October 1, 2021 (the “Transition Period”), Executive will be employed as President and Chief Executive Officer-Elect of QRI, reporting to the Executive Chairman of the Board of Directors of QRI (the “Board”) and coordinating with respect to the transition of duties with the Chief Executive Officer of QRI. Effective as of October 1, 2021, Executive will be employed as President and Chief Executive Officer of QRI, reporting to the Executive Chairman of the Board and the Board. Executive will have the authority and perform the duties and services of those positions, as well as perform any other duties and services consistent with those positions as the Executive Chairman of the Board or the Board may reasonably request. After the Transition Period, all employees of the operating companies in the Qurate Retail Group (“QRG”) will report to Executive or his designees, and no other employee of the operating companies in QRG will have authority or responsibilities that are equal to or greater than those of Executive. The Executive shall also serve as a member of the Board (as described below), and if requested, as an officer or director of any subsidiary or affiliate of QRI, including as President and Chief Executive Officer of QVC, Inc. (“QVC”) for no additional compensation.

B.            Time and Effort. Executive shall devote substantially all of Executive’s business time, attention and energy to the performance of Executive’s duties and to the promotion of the business and interests of QRI. Executive shall also adhere to the general employee policies of QVC. Nothing herein shall preclude Executive from, (i) serving on the boards of directors of for-profit public or private corporations with the prior approval of the Executive Chairman of the Board (which approval shall not be unreasonably withheld), (ii) serving on the boards of a reasonable number of trade associations, not-for-profit corporations and/or charitable organizations, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs, provided that such activities do not materially conflict or interfere with the effective discharge of his duties and responsibilities under this Section 1 or otherwise breach any other covenants and obligations in this Agreement. The continued conduct by Executive of the activities listed on Exhibit A is approved. In addition, Executive shall participate as an advisor in the strategic planning sessions scheduled to take place during the last half of July 2021 at the current headquarters of QVC.

C.            Board Position. From the Start Date through December 31, 2021, Executive will attend Board meetings as an observer and Executive will be appointed as a member of the Board, effective as of January 1, 2022. During the Term, the Board will nominate and recommend to the stockholders of QRI that Executive be elected to the Board whenever Executive is scheduled to stand for election or stands for reelection to the Board at any of QRI’s annual stockholder meetings during the Term. Upon termination of the Executive’s employment by QRI for any reason or voluntarily by Executive for any reason, Executive shall be deemed to have resigned, effective on the termination date from all positions that Executive holds as an officer of QRI or any of its affiliated companies or as a member of the Board (or any committee thereof) and the boards of directors (or any committees thereof) of any of its affiliated companies, in each case, unless otherwise requested by QRI.

2.            Term. The term of this Agreement shall commence on the Effective Date, with employment commencing on the Start Date, and end on December 31, 2024, unless this Agreement is sooner terminated in accordance with Section 7 (the “Term”). Notwithstanding anything in this Agreement to the contrary, Executive will be an at-will employee and Executive or QRI may terminate Executive’s employment for any reason or no reason at all.

3.            Place of Performance. The principal place of Executive’s employment shall be the offices of QVC in West Chester, PA or at another location mutually agreed from time to time; provided that, Executive will be required to travel for business purposes from time to time. Executive is expected to maintain a residence within 50 miles of the then-current headquarters of QVC.

4.            Compensation.

A.            Base Compensation. QRI will pay Executive an annual salary at the rate of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (as increased from time to time, the “Base Compensation”), which Base Compensation shall be paid in accordance with QVC’s customary payroll practices. The Board may review and increase your Base Compensation any time for any reason, but your Base Compensation may not be decreased at any time (including after any increase), and any increase in your Base Compensation will not reduce or limit any other obligation to you under this Agreement.

B.            Bonus Compensation. Executive will be eligible to receive an annual cash bonus (the “Annual Bonus”) for each calendar year ending during the Term. Executive’s target Annual Bonus each calendar year during the Term will equal 125% of Executive’s Base Compensation for the year and the maximum Annual Bonus for each such year will equal 200% of Executive’s Base Compensation for the year, subject to satisfaction of the criteria established for such Annual Bonus as described below. The Annual Bonus (i) will be determined by the Compensation Committee of the Board (the “Compensation Committee”) in its sole discretion and (ii) will be based on such criteria as are approved in March of each year by the Compensation Committee and communicated to Executive, which shall include the QRI OIBDA results or other metrics comparable to those used for other senior-level executives of QRG. Except as otherwise provided in Section 7, in order to be eligible to receive the Annual Bonus, Executive must be employed by QRI on the date that Annual Bonuses are paid. The Annual Bonus, if any, will be paid no later than March 31 after the end of the applicable calendar year. For the 2021 calendar year, Executive’s Annual Bonus, will be in an amount equal to Executive’s target Annual Bonus, prorated (based on the number of days from the Start Date through the end of 2021 over 365).

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C.            Signing Bonus. QRI shall pay Executive a lump sum cash signing bonus of $1,400,000 (the “Signing Bonus”) within thirty days following the Start Date; provided that Executive shall repay to QRI the Signing Bonus if, prior to the first anniversary of the first day of the Term, Executive terminates his employment without Good Reason (as defined below) or QRI terminates Executive’s employment for Cause (as defined below).

D.            Multiyear Option Grant.

(i)            Executive will receive from QRI options to acquire QRTEA Common Stock with a grant date value equal to $ 6,662,500 and with an exercise price equal to the Fair Market Value (as defined in the Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended from time to time) on the date of grant (the “Multiyear Options”), together with the Term RSUs and Performance RSUs described below, the “Equity Awards”). Such grant will be made pursuant to the form of option award agreement previously approved by the Compensation Committee attached hereto as Exhibit B together with the schedule substantially in the form attached hereto as Exhibit C and shall be made on the date of the first regularly scheduled Compensation Committee meeting occurring after the Effective Date. Other than the Term RSUs and Performance RSUs described below, it is anticipated that Executive will not receive any additional grants of options, warrants, restricted stock, restricted stock units or other equity or equity derivatives in QRI or any of its affiliated companies during the Term.

E.            Restricted Stock Unit Grant. Executive will receive a grant of restricted stock units with respect to QRTEA Common Stock with a grant date value equal to $5,979,167 (the “Term RSUs”). Such grant will be made pursuant to the form of restricted stock unit award agreement previously approved by the Compensation Committee attached hereto as Exhibit D together with the schedule substantially in the form attached hereto as Exhibit E and shall be made on the date of the first regularly scheduled Compensation Committee meeting occurring after the Effective Date.

F.            Annual Performance Awards. For each calendar year during the Term, subject to Compensation Committee approval, Executive will be eligible to receive from QRI a target award of performance-based restricted stock units with respect to QRTEA Common Stock (the “Performance RSUs”) with a grant date value equal to $4,000,000 per calendar year (with the grant date value of the Performance RSUs with respect to the 2021 calendar year being prorated based on the number of days from the Start Date through the end of 2021 over 365). The vesting of each grant of Performance RSUs (i) will be determined by the Compensation Committee in its sole discretion and (ii) will be subject to the satisfaction of such performance criteria as are determined at the beginning of each year by the Compensation Committee and communicated to Executive, of which 60% will be based on objective performance criteria relating to QRI or its affiliated companies, such as OIBDA results, and 40% will be based on Executive’s personal performance; provided, however, that with respect to the 2021 calendar year, the criteria will be based on the Executive’s personal performance only, as determined by the Compensation Committee based on the recommendation of the Executive Chairman of the Board. Such grant with respect to 2021 will be made pursuant to the form of Performance RSU award agreement previously approved by the Compensation Committee attached hereto as Exhibit F together with the schedule substantially in the form attached hereto as Exhibit G and shall be made on the date of the first regularly scheduled Compensation Committee meeting occurring after the Effective Date. For each subsequent calendar year during the Term, such grants shall be made within the first 90 days of each calendar year pursuant to a Performance RSU award agreement in the form approved by the Compensation Committee from time to time, shall have a one-year performance period and shall include vesting protections set forth in the schedule substantially in the form attached hereto as Exhibit G.

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G.            Welfare, Retirement and Fringe Benefits. During the Term, Executive shall be entitled to participate in the welfare, retirement and fringe benefit programs then available to senior-level executives of QVC, including but not limited to medical, dental, hospitalization, disability and life insurance plans, retirement plans or programs, in each case, that may be provided by QVC from time to time. Executive’s participation in such plans will be on terms at least as favorable as provided to other senior-level executives of QVC, provided that Executive will not be eligible to participate in any plans or programs that are frozen or not open to new participants as of the Start Date.

H.            Business Expenses. QRI shall reimburse Executive for all reasonable and necessary out-of-pocket expenses that Executive actually incurs in the performance of Executive’s duties during the Term, in accordance with QVC’s policies in effect from time to time and on terms at least as favorable as provided to other senior-level executives of QVC. QRI will reimburse Executive for reasonable legal fees incurred by Executive in entering into this Agreement.

I.             Withholding. All payments made or made available to Executive pursuant to this Agreement will be made net of any amounts that QRI is required to deduct or withhold pursuant to any foreign, federal, state or local laws, rules or regulations.

5.             Restrictions.

A.            Other Work: Except as otherwise provided in Section 1, Executive shall not perform any work for, or render services to, any person, firm or company other than QRI, unless done pursuant to his duties hereunder or approved in advance in writing by QRI.

B.            Gifts/Samples: Executive shall comply with any applicable QVC policy governing gifts and/or samples. In the absence of such policy, Executive shall promptly report in writing to the Chief Compliance Officer of QVC all gifts, services or consideration Executive receives from a third party which is connected with QRI’s business in any way. The determination as to such gifts, services or considerations shall be made in accordance with QRI’s business conduct policies and the QRI Code of Conduct. In addition, all samples which Executive receives from QRI vendors or prospective vendors must be returned to the vendor or given to QRI after Executive has completed Executive’s evaluation of a product, unless such sample is consumed or otherwise depleted during the course of Executive’s evaluation. All samples Executive receives from QRI vendors or prospective vendors which are not (i) given to QRI or returned to the vendor or (ii) consumed or otherwise depleted in connection with Executive’s evaluation of the product within ninety (90) days after Executive’s receipt of the product must be promptly reported in writing to the Chief Compliance Officer of QVC. QRI may return to a vendor samples it receives from Executive or QRI may dispose of such samples as it determines in its discretion.

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C.            Confidential Information:

(i)            Beginning at the Effective Date and throughout Executive’s employment or service with QRI, Executive will acquire, receive, and/or develop Confidential Information (as defined below) in the course of performing Executive’s job duties or services. Executive will not, during or after any such period, including Executive’s employment or service with QRI without the prior express written consent of QRI, directly or indirectly use or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party other than when required to do so in good faith to perform Executive’s duties and responsibilities to QRI and provided that nothing herein shall be interpreted as preventing Executive from (a) doing so when required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, (b) doing so when necessary to prosecute Executive’s rights against QRI or to defend Executive against any allegations, or (c) communicating with, filing a charge with, reporting possible violations of federal law or regulation to, or participating in an investigation or proceeding conducted by, a government agency, including providing documents or other information to such agency without notice to QRI. Executive will also proffer to QRI any time upon request, or upon termination, to be provided no later than the effective date of any termination of Executive’s employment or engagement with QRI for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer drives or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in Executive’s actual or constructive possession or which are subject to Executive’s control at such time (other than contracts between Executive and QRI, pay stubs, benefits information, Executive’s personal phone number and copies of contact information, historical calendar entries and documents or information that Executive requires in order to prepare Executive’s taxes). At the time of termination or otherwise upon request by QRI, Executive agrees to permanently delete Confidential Information from all of Executive’s personal electronic devices (subject to the qualifications in the prior parenthetical) and provide certification to QRI that Executive is in compliance with this sentence. For purposes of this Agreement, “Confidential Information” will mean all information respecting the business and activities of QRI, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer drives or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, trade secrets, data gathering methods and/or strategies. Notwithstanding the immediately preceding sentence, Confidential Information will not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of Executive’s breach of any of Executive’s obligations under this Section 5.C). If Executive is in breach of any of the provisions of this Section 5.C or if any such breach is threatened by Executive, in addition to and without limiting or waiving any other rights or remedies available to QRI at law or in equity, QRI shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Section 5.C. Executive agrees that there is no adequate remedy at law for any such breach or threatened breach and, if any action or proceeding is brought seeking injunctive relief, Executive will not use as a defense thereto that there is an adequate remedy at law.

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(ii)            Notwithstanding any other provisions of this Agreement, pursuant to 18 USC § 1833(b), an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (a) solely for the purpose of reporting or investigating a suspected violation of law and in confidence to a federal, state, or local government official (either directly or indirectly) or to an attorney; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his or her attorney and use the trade secret information in a court proceeding, so long as the individual (I) files any document containing the trade secret under seal, and (II) does not disclose the trade secret, except pursuant to court order. And further, nothing herein shall limit the Executive’s ability to (i) provide truthful information, cause information to be provided, or otherwise assist in an investigation regarding any conduct which the Executive reasonably believes constitutes a violation of 18 U.S.C. sections 1341, 1343, 1344, or 1348, any rule or regulation of the Securities and Exchange Commission, or any provision of Federal law relating to fraud against shareholders, when the information or assistance is provided to or the investigation is conducted by a Federal regulatory or law enforcement agency, any Member of Congress or any committee of Congress, or a person with supervisory authority over the Executive (or such other QVC employee who has the authority to investigate, discover, or terminate misconduct); or (ii) file, cause to be filed, testify, participate in, or otherwise assist in a proceeding filed or about to be filed relating to an alleged violation of any of the foregoing.

D.            Non-Competition/Non-Solicitation:

(i)            For purposes of this subparagraph, the following terms shall have the meanings set forth below:

(a)            The term “General Merchandise” shall mean consumer products for retail sale to a mass market or general audience, including but not limited to, products from one or more of the following product categories: personal electronics, fashion apparel, fashion accessories, beauty, fine and costume jewelry, kitchen appliances and cookware items, children’s toys and play objects, home decorating items, and household and garden products;

(b)            The term “Internet Retailing” shall mean the retail sales of General Merchandise through the use of the internet (including wired, wireless, broadband, mobile and similar technologies), digital media or other similar means;

(c)            The term “Major Internet Retailer” shall mean any person, firm or entity engaged in Internet Retailing where, during the 12-month period prior to Executive’s last day of employment and the 18-month period following the Executive’s last day of employment, such person, firm or entity (together with those of its subsidiaries and affiliates, in the aggregate) has or is expected to have either (I) gross revenue of greater than $1 billion, where fifty percent (50%) or greater of such revenue has been directly or indirectly derived from Internet Retailing; and/or (II) gross revenue of greater than $2 billion that has been directly or indirectly derived from Internet Retailing;

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(d)            The term “Direct Electronic Retailing” shall mean the transmission by television, video, radio or other electronic means (other than Internet Retailing), through which a consumer is requested to respond by mail, telephone, computer, mobile device or tablet device or other electronic means to any person, firm or entity offering General Merchandise for sale;

(e)            The term “Direct Electronic Retailer” shall mean any person, firm or entity engaged in Direct Electronic Retailing where, during the 12-month period prior to Executive’s last day of employment and the 18-month period following the Executive’s last day of employment, such person, firm or entity (together with those of its subsidiaries and affiliates, in the aggregate) has or is expected to have fifty percent (50%) or greater of such gross revenue directly or indirectly derived from any form of Direct Electronic Retailing;

(f)             The term “Major Retailer” shall mean any person, firm or entity engaging in the retail sales of General Merchandise where, during the 12-month period prior to Executive’s last day of employment and the 18-month period following the Executive’s last day of employment, such person, firm or entity (together with those of its subsidiaries and affiliates, in the aggregate) has or is expected to have gross revenue of greater than $1 billion; and

(g)            The term “Live Video Retailing” shall mean the offering of General Merchandise by any person, firm or entity through live video presentation (including, for the avoidance of doubt, live videos made available as recordings for re-viewing), whether transmitted by television, internet, computer, mobile or tablet device or other audiovisual or electronic means.

(ii)            In consideration of Executive’s employment by QRI, pursuant to the terms of this Agreement, Executive agrees that for so long as Executive is employed by QRI (whether pursuant to this Agreement or otherwise) and for a period of eighteen (18) months (or, in the case of Section 5.D.(ii)(b), two years) after Executive’s last day of employment with QRI (whether pursuant to this Agreement or otherwise), Executive shall not, directly or indirectly:

(a)            without the prior written consent of QRI, within the United States and elsewhere where QRI conducts its business, become employed by, or render services to, any person, firm or entity, whether as a principal, partner, officer, director, agent, employee, representative, consultant, independent contractor or otherwise, that (i) is a Direct Electronic Retailer, and/or (ii) is a Major Internet Retailer and/or (iii) is a Major Retailer that is engaged in, or about to be engaged in, the marketing of goods or services by means of Live Video Retailing; and/or

(b)            solicit, induce or attempt to induce any employee of QRI to leave the employ of QRI or assist any other person or entity in doing so; and/or

(c)            solicit, induce or attempt to induce any person or entity to terminate or reduce its business relationship with (or refrain from increasing its business relationship or entering into a new business relationship with) QRI or otherwise interfere with the business relationship between QRI, on the one hand, and any person or entity, on the other hand.

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E.            Codes of Conduct. Executive agrees to abide by the Code of Conduct and business conduct policies of QRI.

F.            Damages. Notwithstanding anything to the contrary in this agreement, Executive acknowledges and agrees that the services to be rendered by Executive to QRI are of a special and unique character, that the nature of Executive’s positions gives Executive access to and knowledge of the Confidential Information, and that the restrictive covenants in this Section 5 are reasonable and reasonably necessary to protect the legitimate business interests of QRI. In the event of a breach or threatened breach by Executive of the provisions of this Section 5, Executive hereby consents and agrees that money damages would not reasonably or adequately compensate QRI and that, in addition to any other rights or remedies which QRI may possess, QRI shall be entitled to seek a temporary or permanent injunction or other equitable relief against such breach or threatened breach in any court of competent jurisdiction, without the necessity of showing actual damages.

6.             Proceeds of Executive’s Services/Use of Executive’s Image.

A.            Executive acknowledges and agrees that any and all proceeds of all services provided to QRI and any and all works created or produced by Executive for QRI(collectively referred to herein as the “Works”) are being prepared by and for, and at the instigation and under the direction of, QRI and that the Works are and at all times shall be regarded as “work made for hire” as that term is used in the United States copyright laws, and that all copyrights in and to the Works belong to QRI as “work made for hire”. Without limiting the preceding sentence, and by this Agreement, Executive assigns, grants and delivers, exclusively unto QRI, its legal representatives, successors and assigns, all right, title and interest of every kind and nature whatsoever in and to the Works, and all copies, versions, derivatives, processes, systems, products and proceeds thereof, or resulting therefrom, including any copyrights in any country. Executive agrees to execute such further assignments, documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Section 6.A., including, without limitation, executing further assignments to QRI and its affiliated companies, as reasonably directed by QRI from time to time.

B.            Executive also grants QRI the use of Executive’s performances and pictures for advertising, public displays, promotion and all other legal presentations including, without limitation, the above-mentioned uses. After the term of this Agreement, QRI will not make use of Executive’s performances and pictures in a manner in which Executive is the subject of the advertising, public displays, promotion and other presentations except with respect to any of the foregoing that were created during the Term. Executive releases QRI, its successors and assigns, from all liability to the extent resulting from the use of Executive’s own performance or picture.

7.             Termination. During the Term, Executive’s employment may be terminated by QRI for Cause (as defined in Section 7.B.) without advance notice or by QRI without Cause by giving 30 days’ advance written notice to Executive of QRI’s intent to terminate Executive’s employment. Executive’s employment shall immediately terminate upon Executive’s death or Disability (as defined in Section 7.A). During the Term, Executive may voluntarily terminate Executive’s employment with QRI without Good Reason by giving 30 days’ advance written notice to QRI of Executive’s intent to so terminate; provided, however, that QRI may waive any portion of such notice period. During the Term, Executive may terminate Executive’s employment with QRI for Good Reason as described in Section 7.C.(ii). On any termination of employment, the impact on Executive’s Equity Awards will be as specified in the applicable equity award agreement, including any accompanying schedules. Except as described in the foregoing sentence or as provided in this Section 7, on termination of Executive’s employment, Executive shall be entitled to only the compensation and benefits described in this Section 7 and shall have no further rights to any compensation or any other benefits from QRI, and QRI will have any further liability or obligation to Executive. Payment of the benefits described in this Section 7 will be subject to the timing requirements set forth in Section 19.

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A.            Termination for Death or Disability.

(i)            Upon termination of Executive’s employment for Executive’s death or Disability (as defined in clause (ii) below) prior to the expiration of the Term, QRI shall pay Executive, or Executive’s designated beneficiary or estate, as the case may be, (a) Executive’s Base Compensation and any accrued vacation through the date of termination; (b) the amount of any reimbursable expenses incurred by Executive in accordance with Section 4.H prior to the date of termination but not yet reimbursed; (c) vested benefits, if any, owed to Executive in accordance with other applicable plans, programs and arrangements of QRI; and (d) any other amounts that QRI is required pursuant to applicable law to pay Executive (the amounts referenced in clauses (a), (b), (c) and (d) are referred to in this Agreement as the “Standard Entitlements”), and, subject to Section 7.G and Section 7.H, (e) Executive’s then current Base Compensation in accordance with QVC’s customary payroll practices for a period of one year after such payments commence under this Agreement (the “Base Compensation Continuing Payments”) and (f) any declared but unpaid Annual Bonus for the calendar year prior to the year in which the termination occurs, payable at the time that it would have been paid if no termination of employment had occurred (the “Prior Year Annual Bonus”).

(ii)            For purposes of this Agreement, “Disability” means Executive’s inability to perform his duties because of physical or mental incapacity for a period of 180 consecutive days and, within 30 days after a notice of termination is given to Executive, Executive has not returned to work. Notwithstanding the foregoing, Executive will not be considered to have suffered a Disability unless he is also “disabled” as such term is defined under Section 409A(a)(2)(C) of the Internal Revenue Code.

B.            Termination for Cause.

(i)            Upon a termination of Executive’s employment for Cause (as defined in clause (ii) below) prior to the expiration of the Term, QRI shall pay Executive the Standard Entitlements.

(ii)            “Cause” shall be (a) if Executive commits a material breach of this Agreement, including but not limited to a willful failure to perform Executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness); (b) Executive’s engagement in illegal conduct or misconduct, which, in each case, is materially injurious to QRI; (c) if Executive commits fraud or embezzlement or other serious misconduct against QRI, including, without limitation, a serious or material violation of the Code of Conduct and business conduct policies of QRI, (d) the conviction of, or plea or nolo contedere by, Executive of any felony under or within the meaning of United States federal law or state law, or (e) the conviction of Executive of a misdemeanor which conviction relates to Executive’s suitability for employment in Executive’s then current position but excluding any conviction for a minor traffic violation; provided, that, Cause will not be deemed to exist unless QRI gives Executive notice within 60 days following the knowledge of the Board of the occurrence of the event which the Board believes constitutes the basis for Cause, specifying the particular act or failure to act which QRI believes constitutes the basis for Cause and, with respect to clauses (a) and (c) of the definition of Cause, if such act or failure is capable of being cured, a reasonable opportunity of 30 days to cure such act or failure to act. For purposes of the definition of Cause no act or omission will be “willful” unless it is made by Executive in bad faith or without a reasonable belief that the act or omission was in the best interests of QRI and an act or omission by Executive based on the written advice of counsel for QRI or on the written instruction of the Board or the Executive Chairman of the Board will be deemed made in good faith and in the best interests of QRI.

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C.            Termination by Executive For Good Reason or by QRI Without Cause.

(i)            Upon termination of Executive’s employment by QRI prior to the expiration of the Term other than for death, Disability or Cause, or upon the termination of Executive’s employment by Executive prior to the expiration of the Term for Good Reason (collectively, a “Protected Termination”), QRI shall pay Executive (a) the Standard Entitlements, and, subject to Section 7.G and Section 7.H, (b) one-and-a-half times (1.5x) the sum of Executive’s then-current Base Compensation and then-current target Annual Bonus paid in equal installments in accordance with QVC’s customary payroll practices for a period of eighteen (18) months after such payments commence under this Agreement (the “Severance Payments”), and (c) any Prior Year Annual Bonus.

(ii)            For purposes of this Agreement, “Good Reason” shall be an action by QRI (a) that results in a material diminution or material adverse change in Executive’s title, authority, duties or responsibilities including but not limited to (I) failure to transition to the title and role of Chief Executive Officer in accordance with Section 1 or to provide the authority contemplated therein, (II) assignment to Executive of duties materially inconsistent with Executive’s duties as described in Section 1 or that materially impair his ability to carry out those duties and (III) failure to appoint Executive to the Board or to nominate and recommend Executive for reelection to the Board, in each case in accordance with Section 1; (b) that requires Executive to be based at any office or location other than as provided for in Section 3, (c) that results in a reduction in Executive’s (I) then current Base Compensation (other than as part of an across-the-board salary reduction that applies in the same manner to all senior-level executives of QRG) or (II) eligibility to receive an Annual Bonus with a target of 125% of Base Compensation and maximum of 200% (it being acknowledged that the Board has no obligation to actually award any Annual Bonus other than for 2021 as provided in Section 4B); (d) that results in a material change in the reporting structure applicable to Executive as provided in Section 1; (e) that results in a breach by QRI of any material provision of this Agreement; (f) that results in the failure of QRI to obtain, within a reasonable period of time after Executive’s written request, the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of QRI; or (g) that results in Executive not being granted during the Term all or any part of the Equity Awards to which Executive is entitled under this Agreement. Good Reason will not be deemed to exist unless Executive gives QRI notice within 60 days following Executive’s knowledge of the occurrence of the event which Executive believes constitutes the basis for Good Reason, specifying the particular act or failure to act which Executive believes constitutes the basis for Good Reason and provides QRI with a reasonable opportunity of at least 30 days to cure such act or failure to act, and if not cured within such period, Executive terminates employment at the end of such 30-day period. Notwithstanding the foregoing, in the event that QRI reasonably believes that Executive may have engaged in conduct that could constitute a Cause violation hereunder, QRI may, in its reasonable discretion, suspend Executive from performing Executive’s duties hereunder for a period of up to 30 days, and such suspension shall not constitute an event pursuant to which Executive may terminate employment for Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter QRI’s economic obligations under this Agreement during such period of suspension.

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D.            Voluntary Termination. Upon a voluntary termination by Executive of his employment prior to expiration of the Term (other than a termination for Good Reason), QRI shall pay Executive (i) the Standard Entitlements; and, subject to Section 7.G and Section 7.H, (ii) any Prior Year Annual Bonus.

E.            Termination At or Following Expiration of the Term. Upon a termination of Executive’s employment by Executive or QRI at or following expiration of the Term for any reason, QRI shall pay Executive (a) the Standard Entitlements; and (b) except in the case of termination by QRI for Cause, subject to Section 7.G and Section 7.H, any Prior Year Annual Bonus. In addition, if Executive’s employment ends on the last day of the Term, Executive will also be eligible to receive the Annual Bonus he would have received for calendar year 2024 and his 2024 Performance RSUs will continue to vest, in each case, as if he had remained employed by QRI. For clarity, in no event will the termination of Executive’s employment by QRI or by Executive on the last day of the Term or thereafter constitute a termination without Cause by QRI or by Executive for Good Reason, nor will any termination of Executive’s employment at or following expiration of the Term as a result of Executive’s death or Disability be governed by Section 7.A.

F.            Waiver of Payments. Executive acknowledges and agrees that the amounts, if any, which may be payable under this Section 7 are in lieu of and not in addition to any severance payments which may be generally available to employees of QRI and Executive hereby waives any right Executive may have in or to any severance payments not contained in this Section 7.

G.            General Release. If Executive’s employment hereunder is terminated pursuant to Section 7.A., Section 7.C, Section 7.D or Section 7.E, the payment by QRI to Executive of any Base Compensation Continuing Payments, Severance Payments, or Prior Year Annual Bonus, as applicable under the applicable Section, shall be subject to the execution and delivery to QRI by Executive (or by Executive’s legal representative, if applicable), within the applicable time period described below, of a severance agreement and general release (the “Release”) substantially in the form attached hereto as Exhibit H, with such updates as are necessary or appropriate given legal developments and requirements. Executive shall have a period of 21 days (or, if required by applicable law, a period of 45 days) from Executive’s (or Executive’s legal representative, if applicable) receipt of the form of Release (the “Consideration Period”) in which to execute and return the original, signed Release to QRI. If Executive delivers the original, signed Release to QRI prior to the expiration of the Consideration Period and does not thereafter revoke such Release within any period of time provided for such revocation under applicable law, Executive shall, subject to Section 7.H., be entitled to any Base Compensation Continuing Payments, Severance Payments, and Prior Year Annual Bonus specified in Section 7.A., Section 7.C., Section 7.D. or Section 7.E., as applicable, payable in accordance with the timing requirements set forth in Section 19. In such event, an amount equal to one-twelfth of the aggregate Base Compensation Continuing Payments or Severance Payments, as applicable, shall constitute consideration for Executive’s delivery of the Release pursuant to this Section 7.G. (the “Release Consideration”).

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H.            Continued Compliance. Executive and QRI hereby acknowledge that any Base Compensation Continuing Payments, Severance Payments, or Prior Year Annual Bonus to be made by QRI pursuant to Section 7.A., Section 7.C., Section 7.D. or Section 7.E., as applicable, other than the Release Consideration, are part of the consideration for Executive’s undertakings under Section 5.D. Payment of such amounts by QRI is subject to Executive’s continued compliance with the provisions of Section 5.C and Section 5.D. If Executive violates any provision of Section 5.C or Section 5.D, then QRI will have no obligation to pay Executive any Base Compensation Continuing Payments, Severance Payments, or Prior Year Annual Bonus pursuant to Section 7.A., Section 7.C., Section 7.D., or Section 7.E., as applicable, to the extent any or all of the same remain payable by QRI on or after the date of such violation, except to the extent of any unpaid Release Consideration. In addition, to the extent any such payment was previously made to Executive, Executive will return a pro rata portion of such payment to QRI based on the percentage of the time period applicable to the Section 5.D. restriction that was breached that elapsed prior to Executive breaching such restriction (e.g., if the restriction that was breached was to continue for one year following Executive’s termination and six months of such restrictive time period remained at the time Executive breached such restriction, Executive would return 50% of the applicable payment to QRI).

I.            Cooperation. QRI and Executive agree that certain matters in which the Executive will be involved may necessitate Executive’s cooperation in the future. Accordingly, following the termination of Executive’s employment for any reason, to the extent reasonably requested by the QRI, Executive shall cooperate with QRI in connection with matters arising out of Executive’s service to QRI; provided that, QRI shall make reasonable efforts to minimize disruption of Executive’s other activities and Executive shall have no obligation to act against his own interests. QRI shall reimburse Executive for reasonable expenses (including reasonable expenses of counsel) incurred in connection with such cooperation.

8.            Severability and Survival.

(i)            Should any portion of this Agreement be held to be void, invalid or unenforceable, such decision shall not affect the validity or enforceability of the remainder of the Agreement, and the remaining provisions herein shall be effective as though such invalid or unenforceable provision had not been included herein. If such invalidity or unenforceability is caused by the length of any period of time, the geographic scope of any provision, or the breadth of activities covered by any provision, then the period of time, geographic scope or breadth of activities, or all of them, shall be reduced to the extent necessary to cure such invalidity or unenforceability. Section 5.D. shall be construed and enforced to the maximum extent permitted by law.

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(ii)            The provisions of Sections 5.C., 5.D., 5.F., 6, 7, 13, 17 and 19 shall survive the expiration or termination of this Agreement.

9.             Notices. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing and if delivered by hand or sent by overnight courier service or by registered, overnight or certified mail, if to Executive, to Executive’s last known address listed in the records of QRI (with a copy, which shall not constitute notice, to Sullivan & Cromwell, LLP, 125 Broad Street, NYC, NY, 10004, attention: Marc Trevino), and if to QRI, to the Chief Legal Officer at QRI’s principal office. Notices shall be effective upon receipt.

10.            Assignment. This Agreement is personal in its nature and neither of the parties hereto will, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a merger, consolidation, corporate restructuring, spin-off, split-off or transfer or sale of all or substantially all of the assets of QRI to any other individual(s) or entity, this Agreement will, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of QRI hereunder, and promptly after a request by Executive, such transferee or successor shall be required to assume such obligations by contract (unless such assumption occurs by operation of law). No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive, without QRI’s prior written consent, other than his rights to compensation and benefits, which may be transferred only by will or operation of law; provided, however, that to the extent Executive is permitted to do so under any applicable plan, policy, program, agreement, or other arrangement with QRI or any of its affiliates, Executive shall be entitled to select and change a beneficiary or beneficiaries designated by Executive to receive any compensation, entitlement or benefit payable thereunder following Executive’s death by his giving QRI written notice thereof.

11.            Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver will be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

12.            Headings/Section References. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or give full notice thereof. Unless otherwise specified, all Section references in this Agreement are to the applicable Section of this Agreement.

13.            Applicable Law. This Agreement shall be interpreted and construed under the internal laws of the Commonwealth of Pennsylvania exclusive of choice of laws principles and Executive and QRI hereby consent to the exclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania, Chester County and the United States Federal Courts for the Eastern District of Pennsylvania in all matters arising hereunder. By execution and delivery of this Agreement, each of the parties irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or lack of personal jurisdiction, which it may now or hereafter have to the bringing of any action or proceeding in such courts in respect of this Agreement or the matters contemplated hereby.

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14.            Arbitration. Except as provided in Section 5, any dispute, controversy, or claim arising out of or related to this Agreement, the Executive’s employment with, or termination of employment from, QRI, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by JAMS in accordance with the Employment Arbitration Rules & Procedures of JAMS then in effect and subject to JAMS Policy on Employment Arbitration Minimum Standards, as modified by this Section 14. The arbitrator shall adopt as his or her final decision the position of one party or the other, based on that party’s final written submission and shall not have the authority to modify either party’s position or render any substantive decision other than to so select the position of either party as set forth in its respective written submission. Each party shall bear its own costs in any arbitration unless the arbitrator otherwise determines. Any arbitral award determination shall be final and binding upon the parties and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

15.            Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior written agreements and prior or contemporaneous oral agreements with respect to the subject matter hereof. This Agreement shall not be changed or altered, except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. In the event of any inconsistency between the terms of this Agreement and the terms of any other QRI plan, policy, arrangement or agreement with Executive, the provisions of this Agreement will govern.

16.            No Restrictions on Employment; Contingency.

A.            Representations and Warranties. To induce QRI to enter into this Agreement, Executive represents, warrants and covenants to QRI as follows:

(i)            Executive has the full and complete ability and authority to enter into this Agreement and render services pursuant hereto and Executive is not subject to any legal, contractual or other restriction on Executive’s employment which would impair or otherwise restrict Executive’s ability to perform the services to QRI hereunder; and

(ii)            Executive has not disclosed to QRI any confidential information or trade secrets of any third party, nor will Executive disclose to QRI any confidential information or trade secrets of a third party where such disclosure would violate the terms of any agreement or otherwise breach any duty Executive may have to any such third party.

(iii)            Executive has disclosed to QRI any matters arising out of his prior employment where such matters reasonably would be expected to be material to QRI’s decision to enter into this Agreement.

17.            Indemnification of Executive.

A.            During the Term and thereafter, QRI agrees to indemnify and hold Executive and his heirs and representatives harmless, to the fullest extent permitted under QRI’s Certificate of Incorporation and bylaws or, if greater, under applicable law, against any and all damages, costs, liabilities, losses and expenses (including reasonable attorneys’ fees) as a result of any claim or proceeding, or threatened claim or proceeding, against Executive that arises out of or relates to his service as an officer, director or employee, as the case may be, of QRI, or his service in any such capacity or similar capacity with an affiliate of QRI or other entity at the request of QRI, both prior to and after the first day of the Term, and to advance to Executive or his heirs or representatives such expenses upon written request. In the event QRI advances any expenses to Executive pursuant to this Section 17 and it is finally determined by a court of competent jurisdiction that Executive is not entitled to indemnification by QRI, Executive shall promptly refund all amounts advanced to Executive by QRI.

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B.            To the extent QRI maintains a policy of directors’ and officers’ liability insurance during the Term, then QRI shall provide Executive with coverage under such policy on a basis no less favorable than that applying to any other then current or former director or officer.

18.            QRI’s Representations. QRI represents and warrants that (i) the execution, delivery and performance of this Agreement by QRI has been fully and validly authorized by all necessary corporate action, (ii) the officer signing this Agreement on behalf of QRI is duly authorized to do so, and (iii) upon execution and delivery of this Agreement by the parties hereto, it will be a valid and binding obligation of QRI enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

19.            Compliance with 409A.

A.            The provisions of this Agreement are intended to meet the requirements of Section 409A of the Internal Revenue Code, any Treasury regulations promulgated thereunder and any guidance issued by the Internal Revenue Service relating thereto (collectively, “Section 409A”), and will be interpreted in a manner that is consistent with such intent. The parties intend that, to the maximum extent possible, any amounts paid as Base Compensation Continuing Payments, Severance Payments, or Prior Year Annual Bonus or otherwise shall qualify as a short-term deferral pursuant to Section 409A or as separation pay exempt from Section 409A. To the extent that any payment provided under this Agreement is not exempt from Section 409A then, to the extent required by Section 409A, the following will apply: Any payment that is triggered upon Executive’s termination of employment will be conditioned upon the triggering termination constituting a Separation from Service, as defined below.

B.            With respect to any amount that becomes payable to Executive upon his Separation from Service, as defined below, for any reason, if QRI determines in good faith that Executive is a “specified employee” within the meaning of Section 409A then, to the extent required under Section 409A, payment of any amount that becomes payable to Executive upon his Separation from Service (other than by reason of his death) and that otherwise would be payable during the six-month period following such Separation from Service will be suspended until the lapse of such six-month period (or, if earlier, the date of Executive’s death). Any payment suspended under this provision, unadjusted for interest on such suspended payment, will be paid to Executive in a single payment on the first business day following the end of such six-month period or, if earlier, within 30 days following Executive’s death, provided that such death during such six-month period will not cause the acceleration of any amount that otherwise would be payable on any date during such six-month period following the date of such death.

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C.            A “Separation from Service” means Executive’s separation from service, as defined in Section 409A, with QRI and all other entities with which QRI would be considered a single employer under Internal Revenue Code Section 414(b) or (c), applying the 80% threshold used in such Internal Revenue Code Sections or any Treasury regulations promulgated thereunder.

D.            Any payment that is contingent upon the execution and nonrevocation of the Release required under Section 7.G., which is not suspended by the application of the provisions applicable to specified employees, as described above, will be paid or commence to be paid on the first regularly scheduled payroll date of QRI occurring after the 60th day following Executive’s Separation from Service, notwithstanding any earlier expiration of the Consideration Period.

E.            Unless otherwise permitted under Section 409A, all in-kind benefits, expenses or other reimbursements paid pursuant to this Agreement that are taxable income to Executive (i) will be paid no later than the end of the calendar year next following the calendar year in which Executive incurs such expense; (ii) will not be subject to liquidation or exchange for another benefit; and (iii) the amount of expenses eligible for reimbursements or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year.

F.            For purposes of Section 409A, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

G.            Notwithstanding the foregoing, QRI makes no representations that the payments or benefits pursuant to this Agreement shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying. If any such payment or benefit fails to meet the requirements of Section 409A, neither QRI nor any of its affiliated companies shall have any liability for any tax, penalty or interest imposed on Executive by Section 409A, and Executive shall have no recourse against QRI or any affiliated company for payment of any such tax, penalty or interest imposed by Section 409A.

20.            Counterparts. This Agreement may be executed and delivered in separate counterparts (including by facsimile, “PDF” scanned image or other electronic means), each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement will become effective only when counterparts have been executed and delivered by all parties whose names are set forth on the signature page(s) hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement the day and year first above written.

QURATE RETAIL, INC.

By:	/s/ Renee L. Wilm
Name:	Renee L. Wilm
Title:	Chief Legal Officer and Chief Administrative Officer

EXECUTIVE:

/s/ David Rawlinson
David Rawlinson

Exhibit A

Permitted Activities

The continued conduct by Executive of the following activities is approved:

1.	Member of Board of Directors of Nielsen Holdings plc

2.	Member of Board of Directors of Discover Financial Services

A-1

Exhibit B

Multiyear Option Award Agreement

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made and effective as of the date specified in Schedule I hereto (the “Grant Date”), by and between the issuer specified in Schedule I hereto (the “Company”) and you.

The Company has adopted the incentive plan that governs the Options specified in Schedule I hereto (as has been or may hereafter be amended, the “Plan”), a copy of which is attached via a link at the end of this online Agreement as Exhibit A and, by this reference, made a part hereof. Capitalized terms used and not otherwise defined in this Agreement will have the meanings ascribed to them in the Plan.

Pursuant to the Plan, the Plan Administrator has determined that it would be in the interest of the Company and its stockholders to grant you an Award of Options, subject to the conditions and restrictions set forth in this Agreement and in the Plan, in order to provide you with additional remuneration for services rendered, to encourage you to remain in the service or employ of the Company or its Subsidiaries and to increase your personal interest in the continued success and progress of the Company.

The Company and you therefore agree as follows:

1.            Definitions. The following terms, when used in this Agreement, have the following meanings, except as otherwise defined in Schedule I hereto:

“Agreement” has the meaning specified in the preamble to this Agreement.

“Business Day” means any day on which stock exchanges in the United States are open for trading.

“Cause” has the meaning specified as “cause” in Section 10.2(b) of the Plan.

“Close of Business” means, on any day, 4:00 p.m., New York, New York time.

“Common Stock” has the meaning specified in Schedule I hereto.

“Company” has the meaning specified in the preamble to this Agreement.

“Confidential Information” has the meaning specified in Section 11 (Confidential Information).

“Disability” has the meaning specified as “Disability” in Section 2.1 of the Plan.

“Employment Termination Date” means the date of termination of your employment with the Company or a Subsidiary, as applicable.

“Exercise Notice” has the meaning specified in Section 4(i)(1) (Manner of Exercise).

“Forfeitable Benefits” has the meaning specified in Section 29 (Forfeiture for Misconduct and Repayment of Certain Amounts).

“Grant Date” has the meaning specified in the preamble to this Agreement.

“Misstatement Period” has the meaning specified in Section 29 (Forfeiture for Misconduct and Repayment of Certain Amounts).

“Option(s)” has the meaning specified in Section 2 (Award).

“Option Exercise Price” means, with respect to each type of Common Stock for which Options are granted hereunder, the amount specified in Schedule I hereto as the Option Exercise Price for such Common Stock.

“Option Termination Date” has the meaning specified in Schedule I hereto.

“Plan” has the meaning specified in the preamble to this Agreement.

“Plan Administrator” has the meaning specified in Section 13 (Plan Administrator).

“Required Withholding Amount” has the meaning specified in Section 5 (Mandatory Withholding for Taxes).

“Section 409A” has the meaning specified in Section 28 (Code Section 409A).

“Year of Continuous Service” means a consecutive 12-month period, measured by your hire date (as determined by the Company) and the anniversaries of that date, during which you are employed by the Company or a Subsidiary (or an applicable predecessor of the Company) without interruption. If you were employed by a Subsidiary at the time of such Subsidiary’s acquisition by the Company, your employment with the Subsidiary prior to the acquisition date will be included in determining your Years of Continuous Service unless the Plan Administrator, in its sole discretion, determines that such prior employment will be excluded.

2.            Award. In consideration of your covenants and promises herein, the Company hereby awards to you as of the Grant Date nonqualified Options to purchase from the Company at the applicable Option Exercise Price the number and type of shares of Common Stock authorized by the Plan Administrator and set forth in the notice of online grant delivered to you pursuant to the Company’s online grant and administration program, subject to the conditions and restrictions set forth in this Agreement and in the Plan (the “Options”).

3.            Vesting. Unless otherwise determined by the Plan Administrator in its sole discretion, the Options will vest and become exercisable in accordance with the General Vesting provisions specified in Schedule I hereto, subject to your continuous employment with the Company or a Subsidiary from the Grant Date through the applicable vesting dates. Notwithstanding the foregoing, unless otherwise determined by the Plan Administrator in its sole discretion or except as otherwise specified in Schedule I hereto:

(a)            Termination for any Reason Other than Disability, Death or for Cause. All unvested Options will be forfeited on the Employment Termination Date if your employment terminates for any reason other than by reason of your Disability (when Cause does not then exist) or your death, or for Cause.

(b)            Disability and Death. All Options will vest and become exercisable on the Employment Termination Date if (i) your employment terminates by reason of your Disability (when Cause does not then exist) or (ii) you die while employed by the Company or a Subsidiary.

(c)            Termination for Cause. All vested and unvested Options will be forfeited on the Employment Termination Date if your employment with the Company or a Subsidiary is terminated for Cause.

(d)            Approved Transaction, Board Change or Control Purchase. The Options may become vested and exercisable in accordance with Section 10.1(b) of the Plan in the event of an Approved Transaction, Board Change or Control Purchase following the Grant Date.

(e)            Miscellaneous.

(i)     Rounding. Any fractional portions of an Option that do not vest because of rounding down will vest and become exercisable on the earliest succeeding vesting date on which the cumulative fractional portions of such Options equals or exceeds one whole Option, with any excess fractional portions remaining subject to future vesting accordingly.

(ii)    Qualifying Service. For purposes of this Agreement, continuous employment means the absence of any interruption or termination of employment or service as an employee, officer or consultant of or to the Company or a Subsidiary, as applicable, and references to termination of employment (or similar references) shall include termination of employment or service as an employee, officer or consultant of or to the Company or a Subsidiary, as applicable. Unless the Plan Administrator otherwise determines in its sole discretion, a change of your employment or service from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary will not be considered a termination of your employment for purposes of this Agreement if such change of employment or service is made at the request or with the express consent of the Company. Unless the Plan Administrator otherwise determines in its sole discretion, however, any such change of employment or service that is not made at the request or with the express consent of the Company will be a termination of your employment within the meaning of this Agreement.

4.            Manner of Exercise. You may exercise the Options that vest and become exercisable, in whole or in part, at any time and from time to time, except as otherwise provided herein. Options will be considered exercised (as to the number and type of Options specified in the Exercise Notice defined below in subclause (i)(1) of this Section 4) on the latest of (a) the date of exercise designated in the Exercise Notice, (b) if the date so designated is not a Business Day, the first Business Day following such date or (c) the earliest Business Day by which:

(i)     the Company has received all of the following:

(1)            written or electronic notice, in such form as the Plan Administrator may require, containing such representations and warranties as the Plan Administrator may require and designating, among other things, the date of exercise and the number and type of shares of Common Stock to be purchased by exercise of the Options (the “Exercise Notice”);

(2)            payment of the applicable Option Exercise Price for each share of Common Stock to be purchased by exercise in any (or a combination) of the following forms: (A) cash, (B) check, or (C) at the option of the Company, the delivery of irrevocable instructions via the Company’s online grant and administration program for the Company to withhold the number of shares of Common Stock (valued at the Fair Market Value of such Common Stock on the date of exercise) required to pay such Option Exercise Price (and, if applicable, the Required Withholding Amount as described in Section 5 (Mandatory Withholding for Taxes)) that would otherwise be delivered by the Company to you upon exercise of the Options; and

(3)            any other documentation that the Plan Administrator may reasonably require; and

(ii)    you have satisfied any other conditions established or adopted by the Plan Administrator from time to time, as contemplated by Section 3.3 of the Plan, with respect to the exercise of Options.

5.            Mandatory Withholding for Taxes. You acknowledge and agree that the Company will deduct from the shares of Common Stock otherwise payable or deliverable upon exercise of any Options that number of shares of the applicable Common Stock (valued at the Fair Market Value of such Common Stock on the date of exercise) that is equal to the amount of all national, federal, state and other local or governmental taxes and social security costs and charges or similar contributions (wheresoever arising) required to be withheld by the Company or any Subsidiary of the Company upon such exercise, as determined by the Company (the “Required Withholding Amount”), unless provisions to pay such Required Withholding Amount have been made to the satisfaction of the Company. For the avoidance of doubt, the Company may allow for tax withholding in respect of the exercise of any Options up to the maximum withholding rate applicable to you.

6.            Payment or Delivery by the Company. As soon as practicable after receipt of all items referred to in Section 4 (Manner of Exercise), subject to (a) the withholding referred to in Section 5 (Mandatory Withholding for Taxes), (b) Section 12 (Right of Offset), and (c) Section 17 (Amendment), and except as otherwise provided herein as may be determined by the Plan Administrator, the Company will cause to be issued and transferred to a brokerage account, or registered through the Company’s stock transfer agent for your benefit, book-entry transfers registered in your name for that number and type of shares of Common Stock purchased by exercise of the Options. Any delivery of securities will be deemed effected for all purposes when (i) in the case of a book-entry transfer, at the time the Company’s stock transfer agent initiates the transfer of such securities to a brokerage account through the Company’s stock transfer agent for your benefit or (ii) the Plan Administrator has made or caused to be made such other arrangements for the delivery of such securities as the Plan Administrator deems reasonable. Securities representing Common Stock purchased by exercise of the Options may be registered only to you (or during your lifetime, to your court appointed legal representative) or to a person to whom the Options have been transferred in accordance with Section 10.6 of the Plan and Section 8 below (Nontransferability).

7.            Expiration. The Options will terminate automatically and without further notice on the Option Termination Date or, unless otherwise determined by the Plan Administrator in its sole discretion or except as otherwise specified in Schedule I hereto, effective as of the following times, if earlier:

(a)           Unvested Options. With respect to those Options which are then unexercisable (after taking into account any applicable accelerated or continued vesting treatment), the Close of Business on the Employment Termination Date.

(b)           Vested Options. With respect to those Options which are then exercisable (after taking into account any applicable accelerated or continued vesting treatment):

(i)             Termination for any Reason Other than Disability, Death or for Cause. In the event of termination of your employment for any reason other than your Disability (when Cause does not then exist), your death, or for Cause, at the Close of Business on the last day of the period beginning on the Employment Termination Date and ending 90 days thereafter; provided, however, that if you die during such period, such Options will terminate at the Close of Business on the last day of the one-year period beginning on the date of your death;

(ii)            Disability. In the event of termination of your employment with the Company or a Subsidiary by reason of your Disability (when Cause does not then exist), at the Close of Business on the last day of the one-year period beginning on the Employment Termination Date; provided, however, that if you die during such period, such Options will terminate at the Close of Business on the last day of the one-year period beginning on the date of your death; or

(iii)           Death. In the event of your death, at the Close of Business on the last day of the one-year period beginning on the date of your death.

(c)           Termination for Cause. With respect to all your then outstanding Options, whether exercisable or unexercisable, the date upon which your employment with the Company or a Subsidiary is terminated for Cause.

Notwithstanding any period of time referenced in this Section 7 or Schedule I hereto or any other provision of this Agreement that may be construed to the contrary, the Options will in any event terminate at the Close of Business on the Option Termination Date. Notwithstanding anything herein or the Plan to the contrary, if the Options would otherwise expire when trading in the Common Stock is prohibited by law or the Company’s insider trading policy pursuant to an event-specific occurrence (as determined by the Company), then the Options shall instead expire on the 30th day after the expiration of such prohibition.

8.            Nontransferability. Options are not transferable (either voluntarily or involuntarily), before or after your death, except as follows: (a) during your lifetime, pursuant to a Domestic Relations Order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Plan Administrator; or (b) after your death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Options are transferred in accordance with the provisions of the preceding sentence shall take such Options subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to you. Options are exercisable only by you (or, during your lifetime, by your court appointed legal representative) or a person to whom the Options have been transferred in accordance with this Section 8 and Section 10.6 of the Plan.

9.            No Stockholder Rights. Prior to the exercise of Options in accordance with the terms and conditions set forth in this Agreement, you will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock represented by the Options, nor will the existence of this Agreement affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 10.16 of the Plan.

10.         Adjustments. The Options will be subject to adjustment (including, without limitation, as to the Option Exercise Price) in such manner as the Plan Administrator, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in Section 4.2 of the Plan following the Grant Date.

11.         Confidential Information. During your employment or service with the Company or a Subsidiary, you will acquire, receive, and/or develop Confidential Information (as defined below) in the course of performing your job duties or services. You will not, during or after your employment or service with the Company or a Subsidiary, without the prior express written consent of the Company, directly or indirectly use or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party other than when required to do so in good faith to perform your duties and responsibilities to the Company and provided that nothing herein shall be interpreted as preventing you from (a) doing so when required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, (b) doing so when necessary to prosecute your rights against the Company or its Subsidiaries or to defend yourself against any allegations, or (c) communicating with, filing a charge with, reporting possible violations of federal law or regulation to, or participating in an investigation or proceeding conducted by, a government agency, including providing documents or other information to such agency without notice to the Company. You will also proffer to the Company, any time upon request by the Company or upon termination, to be provided no later than the effective date of any termination of your employment or engagement with the Company for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in your actual or constructive possession or which are subject to your control at such time (other than contracts between you and the Company, pay stubs, benefits information, and copies of documents or information that you require in order to prepare your taxes). At the time of termination or otherwise upon request by the Company, you agree to permanently delete Confidential Information from all of your personal electronic devices and provide certification to the Company that you are in compliance with this sentence. For purposes of this Agreement, “Confidential Information” will mean all information respecting the business and activities of the Company or any Subsidiary, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, trade secrets, data gathering methods and/or strategies of the Company or any Subsidiary. Notwithstanding the immediately preceding sentence, Confidential Information will not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of your breach of any of your obligations under this Section 11). If you are in breach of any of the provisions of this Section 11 or if any such breach is threatened by you, in addition to and without limiting or waiving any other rights or remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Section 11. You agree that there is no adequate remedy at law for any such breach or threatened breach and, if any action or proceeding is brought seeking injunctive relief, you will not use as a defense thereto that there is an adequate remedy at law.

12.          Right of Offset. You hereby agree that the Company shall have the right to offset against its obligation to deliver shares of Common Stock, cash or other property under this Agreement to the extent that it does not constitute “non-qualified deferred compensation” pursuant to Section 409A, any outstanding amounts of whatever nature that you then owe to the Company or a Subsidiary.

13.          Plan Administrator. For purposes of this Agreement, the term “Plan Administrator” means the Compensation Committee of the Board of Directors of the Company or any different committee appointed by the Board of Directors as described more fully in Section 3.1 of the Plan.

14.          Restrictions Imposed by Law. Without limiting the generality of Section 10.8 of the Plan, you will not exercise the Options, and the Company will not be obligated to make any cash payment or issue or cause to be issued any shares of Common Stock, if counsel to the Company determines that such exercise, payment or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the Options or the resulting payment of cash or issuance of shares of Common Stock to comply with any such law, rule, regulation or agreement. Any certificates representing any such securities issued or delivered under this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

15.         Tax Representations. You hereby acknowledge that the Company has advised you that you should consult with your own tax advisors regarding the national, federal, state and other local or governmental tax consequences or social security costs and charges or similar contributions (wheresoever arising) of receiving the Award. You hereby represent to the Company that you are not relying on any statements or representations of the Company, its Affiliates or any of their respective agents with respect to the national, federal, state and other local or governmental tax consequences or social security costs and charges or similar contributions (wheresoever arising) of receiving the Award. If, in connection with the Award, the Company is required to withhold any amounts by reason of any national, federal, state and other local or governmental tax or social security costs and charges or similar contributions (wheresoever arising), such withholding shall be effected in accordance with Section 10.9 of the Plan and Section 5 (Mandatory Withholding for Taxes).

16.          Notice. Unless the Company notifies you in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by first class mail, postage prepaid, to the address specified for the Company in Schedule I hereto. Any notice or other communication to you with respect to this Agreement will be provided to you electronically pursuant to the online grant and administration program or via email, unless the Company elects to notify you in writing, which will be delivered personally, or will be sent by first class mail, postage prepaid, to your address as listed in the records of the Company or any Subsidiary of the Company on the Grant Date, unless the Company has received written notification from you of a change of address.

17.          Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Plan Administrator as contemplated by Section 10.7(b) of the Plan. Without limiting the generality of the foregoing, without your consent:

(a)           this Agreement may be amended or supplemented from time to time as approved by the Plan Administrator (i) to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, (ii) to add to the covenants and agreements of the Company for your benefit or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders, and provided, in each case, that such changes or corrections will not adversely affect your rights with respect to the Award evidenced hereby (other than if immaterial) or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b)           subject to any required action by the Board of Directors or the stockholders of the Company, the Options granted under this Agreement may be canceled by the Plan Administrator and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Options (other than if immaterial) to the extent then exercisable.

18.          Employment. Nothing contained in the Plan or this Agreement, and no action of the Company or the Plan Administrator with respect thereto, will confer or be construed to confer on you any right to continue in the employ or service of the Company or any Subsidiary or interfere in any way with the right of the Company or any employing Subsidiary to terminate your employment or service at any time, with or without Cause, subject to the provisions of any employment or consulting agreement between you and the Company or any Subsidiary.

19.          Nonalienation of Benefits. Except as provided in Section 8 (Nontransferability) and Section 12 (Right of Offset), (a) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (b) no right or benefit hereunder will in any manner be subjected to or liable for the debts, contracts, liabilities or torts of you or other person entitled to such benefits.

20.          No Effect on Other Benefits. Any payments made pursuant to this Agreement will not be counted as compensation for purposes of any other employee benefit plan, program or agreement sponsored, maintained or contributed to by the Company or a Subsidiary unless expressly provided for in such employee benefit plan, program, agreement, or arrangement.

21.          Governing Law; Venue. This Agreement will be governed by, and construed in accordance with, the internal laws of the State designated in Section 10.13 of the Plan. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado and in the State of Delaware in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

22.          Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same term or condition, or of any similar or any dissimilar term or condition, whether at the same time or at any prior or subsequent time.

23.          Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

24.          Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules attached hereto, including the Plan. All references to “Sections” in this Agreement shall be to Sections of this Agreement unless explicitly stated otherwise. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Plan Administrator upon questions regarding the Plan or this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

25.          Rules by Plan Administrator. The Plan Administrator, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations it deems consistent with the terms of the Plan and as necessary or advisable in its operation and administration of the Plan and this Award. You acknowledge and agree that your rights and the obligations of the Company hereunder, including with respect to any exercise of the Options, will be subject to any further conditions and such reasonable rules and regulations as the Plan Administrator may adopt from time to time.

26.          Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and you regarding the Award. You and the Company hereby declare and represent that no promise or agreement not expressed herein has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between you and the Company regarding the Award. Subject to the restrictions set forth in Sections 8 (Nontransferability) and 19 (Nonalienation of Benefits), this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

27.          Acknowledgment. You will signify acceptance of the terms and conditions of this Agreement by acknowledging the acceptance of this Agreement via the procedures described in the online grant and administration program utilized by the Company. By your electronic acknowledgment of the Options, you are acknowledging the terms and conditions of the Award set forth in this Agreement as though you and the Company had signed an original copy of the Agreement.

28.          Code Section 409A. The Awards made hereunder are intended to be “stock rights” exempt from Section 409A and this Agreement shall be interpreted and administered accordingly. Notwithstanding the foregoing, to the extent that Section 409A of the Code or the related regulations and Treasury pronouncements (“Section 409A”) are applicable to you in connection with the Award, this Award is subject to the provisions of Section 10.17 of the Plan regarding Section 409A and each payment under this Agreement shall be treated as a separate payment under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the Award or the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award or the Plan. If this Agreement fails to meet the requirements of Section 409A, neither the Company nor any of its Affiliates shall have any liability for any tax, penalty or interest imposed on you by Section 409A, and you shall have no recourse against the Company or any of its Affiliate for payment of any such tax, penalty or interest imposed by Section 409A.

29.          Forfeiture for Misconduct and Repayment of Certain Amounts. If (a) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated Subsidiaries) is required and (b) in the reasonable judgment of the Plan Administrator, (i) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (ii) such noncompliance is a result of misconduct on your part, you will repay to the Company Forfeitable Benefits you received during the Misstatement Period in such amount as the Plan Administrator may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Plan Administrator, the extent to which the market value of Common Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement. “Forfeitable Benefits” means (A) any and all cash and/or shares of Common Stock you received (I) upon the exercise during the Misstatement Period of any Options and SARs you held or (II) upon the payment during the Misstatement Period of any Cash Award or Performance Award you held, the value of which is determined in whole or in part with reference to the value of Common Stock, and (B) any proceeds you received from the sale, exchange, transfer or other disposition during the Misstatement Period of any shares of Common Stock you received upon the exercise, vesting or payment during the Misstatement Period of any Award you held. By way of clarification, “Forfeitable Benefits” will not include any shares of Common Stock you received upon vesting of any Restricted Stock Units during the Misstatement Period that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period. “Misstatement Period” means the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement. Further, in the event that the Plan Administrator, in its reasonable judgment, determines that you breached Section 11 (Confidential Information) or any other non-competition or non-solicitation provisions included in this Agreement, the Plan Administrator may require you to forfeit, return or repay to the Company (X) all or any portion of the Options, whether exercisable or unexercisable, that remain outstanding, and any and all rights with respect to any such Options, (Y) any shares of Common Stock received upon the exercise of any Options during the 12-month period prior to such breach or any time after such breach occurs and (Z) any proceeds realized on the sale of any shares of Common Stock received upon the exercise of any Options during the 12-month period prior to such breach or any time after such breach occurs. For the avoidance of doubt, any such forfeiture, return or repayment will not limit, restrict or otherwise affect your continuing obligations under Section 11 (Confidential Information) or any other non-competition or non-solicitation provisions included in this Agreement, or the Company’s right to seek injunctive relief or any other relief in the event of your breach of Section 11 (Confidential Information) or any other non-competition or non-solicitation provisions included in this Agreement.

30.          Changes to Forfeiture Provisions and Policies. Please note Section 29 (Forfeiture for Misconduct and Repayment of Certain Amounts), which reflects an important policy of the Company. The Plan Administrator has determined that Awards made under the Plan (including the Award represented by this Agreement) are subject to forfeiture and recoupment in certain circumstances. By accepting this Award, you agree that the Plan Administrator may change the Forfeiture section of any or all of the grant agreements (including this Agreement) from time to time without your further consent to reflect changes in law, government regulation, stock exchange listing requirements or Company policy.

31.          Additional Conditions and Restrictions. You may be subject to additional conditions and restrictions. If a Schedule II is attached hereto, the additional conditions and restrictions specified therein are considered part of this Agreement.

32.          Administrative Blackouts. In addition to its other powers under the Plan, the Plan Administrator has the authority to suspend (a) the exercise of Options and (b) any other transactions under the Plan as it deems necessary or appropriate for administrative reasons.

33.          Stock Ownership Guidelines. This Award may be subject to any applicable stock ownership guidelines adopted by the Company, as amended or superseded from time to time.

34.          Company Information.  You can access the Company’s most recent annual, quarterly and current reports as filed with the Securities and Exchange Commission on the Company’s website specified in Schedule I hereto.  Please refer to these reports as well as the Company’s future filings with the Securities and Exchange Commission (also available on the Company’s website) for important information regarding the Company and its Common Stock.

*****

Exhibit C

Multiyear Option Award Agreement Schedule

Schedule I

to

Nonqualified Stock Option Agreement

[Insert Grant Code]

Grant Date:	[____________]
Issuer/Company:	Qurate Retail, Inc., a Delaware corporation
Plan:	Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended from time to time
Common Stock:	Qurate Retail, Inc. Series A Common Stock (“QRTEA Common Stock”)
Option Termination Date:	[____________][1]
Option Exercise Price:	QRTEA Common Stock: $[______]
General Vesting Schedule:	Subject to your continuous employment with the Company or a Subsidiary from the Grant Date through the following applicable vesting dates, the Options will vest and become exercisable, rounded down to the nearest whole number, on the following schedule:

Vesting Date	Vesting Percentage
December 31, 2023	50%
December 31, 2024	50%

Each portion of the Options that is subject to a particular vesting date is referred to herein as an individual “Tranche.”
Overriding Definitions:	For purposes of this Agreement, notwithstanding Section 1 of this Agreement: “Cause” has the meaning specified in the Employment Agreement.
Additional Definitions:	For purposes of this Agreement: “Employment Agreement” means the Employment Agreement between you and Qurate Retail, Inc., effective as of July 12, 2021, as the same may be amended from time to time.

1 Note to Draft: To be 7th anniversary of the Grant Date.

“Protected Termination” has the meaning specified in the Employment Agreement.

“Release Conditions” means the requirements set forth in Section 7.G. of the Employment Agreement that you deliver a “Release” (as defined in the Employment Agreement) in accordance with such Section in order to receive certain benefits upon a termination of your employment under certain circumstances.

“Start Date” has the meaning specified in the Employment Agreement.

Vesting Terms Upon a Protected Termination:

Notwithstanding Section 3(a) of the Agreement, if your employment with the Company or a Subsidiary is terminated pursuant to a Protected Termination and the Release Conditions are timely met in accordance with the Employment Agreement, a Pro Rata Portion (as defined below) of each remaining unvested Tranche will become vested and exercisable upon the Release Conditions being met; provided, however, that if such Protected Termination occurs within twelve (12) months following an Approved Transaction, the Options will vest in full (rather than vesting in a Pro Rata Portion of each Tranche) upon the Release Conditions being met. In each case, if the Release Conditions are not so timely met, the Options will be forfeited.

For purposes of this Agreement, a Pro Rata Portion shall be equal to the product of “A” multiplied by “B,” where “A” equals the number of Options in the applicable Tranche that are not vested on the Employment Termination Date, if any, and “B” is a fraction, the numerator of which is the number of calendar days that have elapsed from the Start Date under the Employment Agreement through the Employment Termination Date plus an additional 365 calendar days, and the denominator of which is the number of days in the entire vesting period for such Tranche (in no event shall such Pro Rata Portion exceed the total number of unvested Options, if any, in such Tranche as of the Employment Termination Date). The vesting period for each Tranche of Options is the period that begins on the Start Date under the Employment Agreement and ends on the vesting date for such Tranche.

Post-Protected Termination Exercise Period:

Notwithstanding Section 7(b)(i) of the Agreement, if your employment with the Company or a Subsidiary is terminated pursuant to a Protected Termination and the Release Conditions are timely met in accordance with the Employment Agreement, those Options which are then exercisable (after taking into account the applicable accelerated vesting treatment) shall remain exercisable for the period beginning on the Employment Termination Date and ending two (2) years thereafter; provided, however, that if you die during such period, such Options will terminate at the Close of Business on the last day of the one-year period beginning on the date of your death.

Forfeiture for Misconduct and Repayment of Certain Amounts:

Those restrictions contained in Section 5.D. of the Employment Agreement shall be considered “other non-competition or non-solicitation provisions included in this Agreement” for purposes of the forfeiture and repayment provisions included in Section 29 of this Agreement.

Company Notice Address:	Qurate Retail, Inc. 12300 Liberty Boulevard Englewood, Colorado 80112 Attn: Chief Legal Officer
Company Website:	www.qurateretail.com
Plan Access:	You can access the Plan via the link at the end of the Agreement or by contacting Qurate Retail, Inc.’s Legal Department.

Exhibit D

Term RSU Award Agreement

RESTRICTED STOCK UNITS AGREEMENT

THIS RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is made and effective as of the date specified in Schedule I hereto (the “Grant Date”), by and between the issuer specified in Schedule I hereto (the “Company”) and you.

The Company has adopted the incentive plan that governs the Restricted Stock Units specified in Schedule I hereto (as has been or may hereafter be amended, the “Plan”), a copy of which is attached via a link at the end of this online Agreement as Exhibit A and, by this reference, made a part hereof. Capitalized terms used and not otherwise defined in this Agreement will have the meanings ascribed to them in the Plan.

Pursuant to the Plan, the Plan Administrator has determined that it would be in the interest of the Company and its stockholders to grant you an Award of Restricted Stock Units, subject to the conditions and restrictions set forth in this Agreement and in the Plan, in order to provide you with additional remuneration for services rendered, to encourage you to remain in the service or employ of the Company or its Subsidiaries and to increase your personal interest in the continued success and progress of the Company.

The Company and you therefore agree as follows:

1.            Definitions. The following terms, when used in this Agreement, have the following meanings, except as otherwise defined in Schedule I hereto:

“Agreement” has the meaning specified in the preamble to this Agreement.

“Cause” has the meaning specified as “cause” in Section 10.2(b) of the Plan.

“Common Stock” has the meaning specified in Schedule I hereto.

“Company” has the meaning specified in the preamble to this Agreement.

“Confidential Information” has the meaning specified in Section 9 (Confidential Information).

“Disability” has the meaning specified as “Disability” in Section 2.1 of the Plan.

“Employment Termination Date” means the date of termination of your employment with the Company or a Subsidiary, as applicable.

“Forfeitable Benefits” has the meaning specified in Section 28 (Forfeiture for Misconduct and Repayment of Certain Amounts).

“Grant Date” has the meaning specified in the preamble to this Agreement.

“Misstatement Period” has the meaning specified in Section 28 (Forfeiture for Misconduct and Repayment of Certain Amounts).

“Plan” has the meaning specified in the preamble to this Agreement.

“Plan Administrator” has the meaning specified in Section 12 (Plan Administrator).

“Required Withholding Amount” has the meaning specified in Section 6 (Mandatory Withholding for Taxes).

“Restricted Stock Units” has the meaning specified in Section 2 (Award).

“RSU Dividend Equivalents” has the meaning specified in Section 5 (Dividend Equivalents).

“Section 409A” has the meaning specified in Section 27 (Code Section 409A).

2.            Award. In consideration of your covenants and promises herein, the Company hereby awards to you as of the Grant Date an Award of the number and type of Restricted Stock Units authorized by the Plan Administrator and set forth in the notice of online grant delivered to you pursuant to the Company’s online grant and administration program (the “Restricted Stock Units”), each representing the right to receive one share of the type of Common Stock specified in such notice of online grant, subject to the conditions and restrictions set forth in this Agreement and in the Plan.

3.            Vesting. Unless otherwise determined by the Plan Administrator in its sole discretion, the Restricted Stock Units will vest in accordance with the General Vesting provisions specified in Schedule I hereto, subject to your continuous employment with the Company or a Subsidiary from the Grant Date through the applicable vesting dates. Notwithstanding the foregoing, unless otherwise determined by the Plan Administrator in its sole discretion or except as otherwise specified in Schedule I hereto:

(a)            Termination for any Reason Other than Disability, Death or for Cause. All unvested Restricted Stock Units will be forfeited on the Employment Termination Date if your employment terminates for any reason other than by reason of your Disability (when Cause does not then exist) or your death, or for Cause.

(b)            Disability and Death. All unvested Restricted Stock Units will vest on the Employment Termination Date if (i) your employment terminates by reason of your Disability (when Cause does not then exist) or (ii) you die while employed by the Company or a Subsidiary.

(c)            Termination for Cause. All unvested Restricted Stock Units will be forfeited on the Employment Termination Date if your employment with the Company or a Subsidiary is terminated for Cause.

(d)            Approved Transaction, Board Change or Control Purchase. The Restricted Stock Units may become vested in accordance with Section 10.1(b) of the Plan in the event of an Approved Transaction, Board Change or Control Purchase following the Grant Date.

(e)            Miscellaneous.

(i)            Rounding. Any fractional portions of a Restricted Stock Unit that do not vest because of rounding down will vest on the earliest succeeding vesting date on which the cumulative fractional portions of such Restricted Stock Unit equals or exceeds one whole Restricted Stock Unit, with any excess fractional portions remaining subject to future vesting accordingly.

(ii)            Qualifying Service. For purposes of this Agreement, continuous employment means the absence of any interruption or termination of employment or service as an employee, officer or consultant of or to the Company or a Subsidiary, as applicable, and references to termination of employment (or similar references) shall include termination of employment or service as an employee, officer or consultant of or to the Company or a Subsidiary, as applicable. Unless the Plan Administrator otherwise determines in its sole discretion, a change of your employment or service from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary will not be considered a termination of your employment for purposes of this Agreement if such change of employment or service is made at the request or with the express consent of the Company. Unless the Plan Administrator otherwise determines in its sole discretion, however, any such change of employment or service that is not made at the request or with the express consent of the Company will be a termination of your employment within the meaning of this Agreement.

(iii)            Forfeiture. Upon forfeiture of any unvested Restricted Stock Units, such Restricted Stock Units and any related unpaid RSU Dividend Equivalents will be immediately cancelled, and you will cease to have any rights with respect thereto.

4.            No Stockholder Rights. You will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to shares of Common Stock represented by any Restricted Stock Units unless and until such time as shares of Common Stock represented by vested Restricted Stock Units have been delivered in accordance with Section 7 (Settlement and Delivery by the Company), nor will the existence of this Agreement affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 10.16 of the Plan.

5.            Dividend Equivalents. To the extent specified by the Plan Administrator only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) (in each case, as determined by the Plan Administrator in its sole discretion) that would have been paid on a like number and type of shares of Common Stock as the shares represented by the Restricted Stock Units if such shares had been issued to you when such dividends or other distributions were made (“RSU Dividend Equivalents”) will, if so specified by the Plan Administrator, be retained by the Company for your account and will, unless otherwise specified by the Plan Administrator, be subject to the same conditions and restrictions, including the timing of vesting and delivery, applicable to the Restricted Stock Units to which they relate; provided, however, that the Plan Administrator may, in its sole discretion, accelerate the vesting of any portion of the RSU Dividend Equivalent and the settlement thereof shall be made as soon as administratively practicable after the accelerated vesting date, but in no event later than March 15 of the calendar year following the year in which such accelerated vesting date occurs. RSU Dividend Equivalents shall not bear interest or be segregated in a separate account. For the avoidance of doubt, unless otherwise determined by the Plan Administrator in its sole discretion, you will have no right to receive, or otherwise with respect to, any RSU Dividend Equivalents until such time, if ever, as the Restricted Stock Units with respect to which such RSU Dividend Equivalents relate shall have become vested, and, if vesting does not occur, the related RSU Dividend Equivalents will be forfeited at the same time the Restricted Stock Units with respect to which such RSU Dividend Equivalents relate are forfeited.

6.            Mandatory Withholding for Taxes. To the extent that the Company or any Subsidiary of the Company is subject to withholding tax requirements under or in respect of any national, federal, state and other local or governmental taxes or social security costs and charges or similar contributions (wheresoever arising) with respect to the Award of the Restricted Stock Units or the vesting thereof, or the designation of any RSU Dividend Equivalents as payable or distributable or the payment or distribution thereof, you must make arrangements satisfactory to the Company to make payment to the Company or its designee of the amount required to be withheld under such tax laws, as determined by the Company (collectively, the “Required Withholding Amount”). To the extent such withholding is required because some or all of the Restricted Stock Units and any related RSU Dividend Equivalents vest, you acknowledge and agree that the Company shall withhold (a) from the shares of Common Stock represented by vested Restricted Stock Units and otherwise deliverable to you a number of shares of the applicable type of Common Stock and/or (b) from any related RSU Dividend Equivalents otherwise deliverable to you an amount of such RSU Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a Fair Market Value) equal to the Required Withholding Amount, unless you remit the Required Withholding Amount to the Company or its designee in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. Notwithstanding any other provisions of this Agreement, the delivery of any shares of Common Stock represented by vested Restricted Stock Units and any related RSU Dividend Equivalents may be postponed until any required withholding taxes have been paid to the Company. For the avoidance of doubt, the Company may allow for tax withholding in respect of the vesting of the Restricted Stock Units and any related RSU Dividend Equivalents up to the maximum withholding rate applicable to you.

7.            Settlement and Delivery by the Company. Subject to Section 6 hereof (Mandatory Withholding for Taxes), Section 11 hereof (Right of Offset), and Section 16 hereof (Amendment), and except as otherwise provided herein, shares of Common Stock will be delivered in respect of vested Restricted Stock Units (if any) as soon as practicable after the vesting of the Restricted Stock Units as described herein (but no later than March 15 of the calendar year following the year in which such vesting occurs). Unless otherwise determined by the Plan Administrator, the Company will (a) cause to be issued and transferred to a brokerage account, or registered through the Company’s stock transfer agent for your benefit, book-entry transfers registered in your name for that number and type of shares of Common Stock represented by such vested Restricted Stock Units and any securities representing related vested unpaid RSU Dividend Equivalents, and (b) cause to be delivered to you any cash payment representing related vested unpaid RSU Dividend Equivalents. Any delivery of securities will be deemed effected for all purposes when (i) in the case of a book-entry transfer, at the time the Company’s stock transfer agent initiates the transfer of such securities to a brokerage account through the Company’s stock transfer agent for your benefit or (ii) the Plan Administrator has made or caused to be made such other arrangements for the delivery of such securities as the Plan Administrator deems reasonable. Any cash payment will be deemed effected when (I) a check from the Company, payable to you in the amount equal to the amount of the cash payment, has been delivered personally to or at your direction or deposited in the United States mail, addressed to you, (II) an amount equal to the amount of the cash payment has been processed through the direct deposit or normal Company payroll processes for your benefit or (III) the Plan Administrator has made or caused to be made such other arrangements for delivery of such cash amount as the Plan Administrator deems reasonable. Shares representing Restricted Stock Units that have vested may be registered only to you (or during your lifetime, to your court appointed legal representative) or to a person to whom the Restricted Stock Units have been transferred in accordance with Section 10.6 of the Plan and Section 8 below (Nontransferability).

8.            Nontransferability. Restricted Stock Units and any related unpaid RSU Dividend Equivalents are not transferable (either voluntarily or involuntarily), before or after your death, except as follows: (a) during your lifetime, pursuant to a Domestic Relations Order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Plan Administrator; or (b) after your death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Restricted Stock Units and any related unpaid RSU Dividend Equivalents are transferred in accordance with the provisions of the preceding sentence shall take such Restricted Stock Units and any related unpaid RSU Dividend Equivalents subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to you. Restricted Stock Units that have vested may be registered only to you (or during your lifetime, to your court appointed legal representative) or to a person to whom the Restricted Stock Units have been transferred in accordance with this Section 8 and Section 10.6 of the Plan.

9.            Confidential Information. During your employment or service with the Company or a Subsidiary, you will acquire, receive, and/or develop Confidential Information (as defined below) in the course of performing your job duties or services. You will not, during or after your employment or service with the Company or a Subsidiary, without the prior express written consent of the Company, directly or indirectly use or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party other than when required to do so in good faith to perform your duties and responsibilities to the Company and provided that nothing herein shall be interpreted as preventing you from (a) doing so when required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, (b) doing so when necessary to prosecute your rights against the Company or its Subsidiaries or to defend yourself against any allegations, or (c) communicating with, filing a charge with, reporting possible violations of federal law or regulation to, or participating in an investigation or proceeding conducted by, a government agency, including providing documents or other information to such agency without notice to the Company. You will also proffer to the Company, any time upon request by the Company or upon termination, to be provided no later than the effective date of any termination of your employment or engagement with the Company for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in your actual or constructive possession or which are subject to your control at such time (other than contracts between you and the Company, pay stubs, benefits information, and copies of documents or information that you require in order to prepare your taxes). At the time of termination or otherwise upon request by the Company, you agree to permanently delete Confidential Information from all of your personal electronic devices and provide certification to the Company that you are in compliance with this sentence. For purposes of this Agreement, “Confidential Information” will mean all information respecting the business and activities of the Company or any Subsidiary, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, trade secrets, data gathering methods and/or strategies of the Company or any Subsidiary. Notwithstanding the immediately preceding sentence, Confidential Information will not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of your breach of any of your obligations under this Section 9). If you are in breach of any of the provisions of this Section 9 or if any such breach is threatened by you, in addition to and without limiting or waiving any other rights or remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Section 9. You agree that there is no adequate remedy at law for any such breach or threatened breach and, if any action or proceeding is brought seeking injunctive relief, you will not use as a defense thereto that there is an adequate remedy at law.

10.            Adjustments. The Restricted Stock Units and any related unpaid RSU Dividend Equivalents will be subject to adjustment pursuant to Section 4.2 of the Plan in such manner as the Plan Administrator, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in Section 4.2 of the Plan following the Grant Date.

11.            Right of Offset. You hereby agree that the Company shall have the right to offset against its obligation to deliver shares of Common Stock, cash or other property under this Agreement to the extent that it does not constitute “non-qualified deferred compensation” pursuant to Section 409A, any outstanding amounts of whatever nature that you then owe to the Company or a Subsidiary.

12.            Plan Administrator. For purposes of this Agreement, the term “Plan Administrator” means the Compensation Committee of the Board of Directors of the Company or any different committee appointed by the Board of Directors as described more fully in Section 3.1 of the Plan.

13.            Restrictions Imposed by Law. Without limiting the generality of Section 10.8 of the Plan, the Company shall not be obligated to deliver any shares of Common Stock represented by vested Restricted Stock Units or securities constituting any unpaid RSU Dividend Equivalents if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock or such other securities are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock represented by vested Restricted Stock Units or securities constituting any unpaid RSU Dividend Equivalents to comply with any such law, rule, regulation, or agreement. Any certificates representing any such securities issued or delivered under this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

14.            Tax Representations. You hereby acknowledge that the Company has advised you that you should consult with your own tax advisors regarding the national, federal, state and other local or governmental tax consequences or social security costs and charges or similar contributions (wheresoever arising) of receiving the Award. You hereby represent to the Company that you are not relying on any statements or representations of the Company, its Affiliates or any of their respective agents with respect to the national, federal, state and other local or governmental tax consequences or social security costs and charges or similar contributions (wheresoever arising) of receiving the Award. If, in connection with the Award, the Company is required to withhold any amounts by reason of any national, federal, state and other local or governmental tax or social security costs and charges or similar contributions (wheresoever arising), such withholding shall be effected in accordance with Section 10.9 of the Plan and Section 5 (Mandatory Withholding for Taxes).

15.            Notice. Unless the Company notifies you in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by first class mail, postage prepaid, to the address specified for the Company in Schedule I hereto. Any notice or other communication to you with respect to this Agreement will be provided to you electronically pursuant to the online grant and administration program or via email, unless the Company elects to notify you in writing, which will be delivered personally, or will be sent by first class mail, postage prepaid, to your address as listed in the records of the Company or any Subsidiary of the Company on the Grant Date, unless the Company has received written notification from you of a change of address.

16.            Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Plan Administrator as contemplated by Section 10.7(b) of the Plan. Without limiting the generality of the foregoing, without your consent:

(a)            this Agreement may be amended or supplemented from time to time as approved by the Plan Administrator (i) to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, (ii) to add to the covenants and agreements of the Company for your benefit or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders, and provided, in each case, that such changes or corrections will not adversely affect your rights with respect to the Award evidenced hereby (other than if immaterial), (iii) to reform the Award made hereunder as contemplated by Section 10.17 of the Plan or to exempt the Award made hereunder from coverage under Code Section 409A, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b)            subject to any required action by the Board of Directors or the stockholders of the Company, the Restricted Stock Units granted under this Agreement may be canceled by the Plan Administrator and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Restricted Stock Units (other than if immaterial) to the extent then vested.

17.            Employment. Nothing contained in the Plan or this Agreement, and no action of the Company or the Plan Administrator with respect thereto, will confer or be construed to confer on you any right to continue in the employ or service of the Company or any Subsidiary or interfere in any way with the right of the Company or any employing Subsidiary to terminate your employment or service at any time, with or without Cause, subject to the provisions of any employment or consulting agreement between you and the Company or any Subsidiary.

18.            Nonalienation of Benefits. Except as provided in Section 8 (Nontransferability) and Section 11 (Right of Offset), (a) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (b) no right or benefit hereunder will in any manner be subjected to or liable for the debts, contracts, liabilities or torts of you or other person entitled to such benefits.

19.            No Effect on Other Benefits. Any payments made pursuant to this Agreement will not be counted as compensation for purposes of any other employee benefit plan, program or agreement sponsored, maintained or contributed to by the Company or a Subsidiary unless expressly provided for in such employee benefit plan, program, agreement, or arrangement.

20.            Governing Law; Venue. This Agreement will be governed by, and construed in accordance with, the internal laws of the State designated in Section 10.13 of the Plan. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado and in the State of Delaware in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

21.            Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same term or condition, or of any similar or any dissimilar term or condition, whether at the same time or at any prior or subsequent time.

22.            Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

23.            Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules attached hereto, including the Plan. All references to “Sections” in this Agreement shall be to Sections of this Agreement unless explicitly stated otherwise. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Plan Administrator upon questions regarding the Plan or this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

24.            Rules by Plan Administrator. The Plan Administrator, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations it deems consistent with the terms of the Plan and as necessary or advisable in its operation and administration of the Plan and this Award. You acknowledge and agree that your rights and the obligations of the Company hereunder will be subject to any further conditions and such reasonable rules and regulations as the Plan Administrator may adopt from time to time.

25.            Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and you regarding the Award. You and the Company hereby declare and represent that no promise or agreement not expressed herein has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between you and the Company regarding the Award. Subject to the restrictions set forth in Sections 8 (Nontransferability) and 18 (Nonalienation of Benefits), this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

26.            Acknowledgment. You will signify acceptance of the terms and conditions of this Agreement by acknowledging the acceptance of this Agreement via the procedures described in the online grant and administration program utilized by the Company. By your electronic acknowledgment of the Restricted Stock Units, you are acknowledging the terms and conditions of the Award set forth in this Agreement as though you and the Company had signed an original copy of the Agreement.

27.            Code Section 409A. The Awards made hereunder are intended to be “short-term deferrals” exempt from Section 409A and this Agreement shall be interpreted and administered accordingly. Notwithstanding the foregoing, to the extent that Section 409A of the Code or the related regulations and Treasury pronouncements (“Section 409A”) are applicable to you in connection with the Award, this Award is subject to the provisions of Section 10.17 of the Plan regarding Section 409A and each payment under this Agreement shall be treated as a separate payment under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the Award or the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award or the Plan. If this Agreement fails to meet the requirements of Section 409A, neither the Company nor any of its Affiliates shall have any liability for any tax, penalty or interest imposed on you by Section 409A, and you shall have no recourse against the Company or any of its Affiliate for payment of any such tax, penalty or interest imposed by Section 409A.

28.            Forfeiture for Misconduct and Repayment of Certain Amounts. If (a) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated Subsidiaries) is required and (b) in the reasonable judgment of the Plan Administrator, (i) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (ii) such noncompliance is a result of misconduct on your part, you will repay to the Company Forfeitable Benefits you received during the Misstatement Period in such amount as the Plan Administrator may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Plan Administrator, the extent to which the market value of Common Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement. “Forfeitable Benefits” means (A) any and all cash and/or shares of Common Stock you received (I) upon the exercise during the Misstatement Period of any Options and SARs you held or (II) upon the payment during the Misstatement Period of any Cash Award or Performance Award you held, the value of which is determined in whole or in part with reference to the value of Common Stock, and (B) any proceeds you received from the sale, exchange, transfer or other disposition during the Misstatement Period of any shares of Common Stock you received upon the exercise, vesting or payment during the Misstatement Period of any Award you held. By way of clarification, “Forfeitable Benefits” will not include any shares of Common Stock you received upon vesting of any Restricted Stock Units during the Misstatement Period that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period. “Misstatement Period” means the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement. Further, in the event that the Plan Administrator, in its reasonable judgment, determines that you breached Section 9 (Confidential Information) or any other non-competition or non-solicitation provisions included in this Agreement, the Plan Administrator may require you to forfeit, return or repay to the Company (X) all or any portion of the Restricted Stock Units, and any and all rights with respect to any such Restricted Stock Units (including any related RSU Dividend Equivalents), (Y) any shares of Common Stock or cash received upon the settlement of any Restricted Stock Units (and any related RSU Dividend Equivalents) during the 12-month period prior to such breach or any time after such breach occurs and (Z) any proceeds realized on the sale of any shares of Common Stock received upon the settlement of any Restricted Stock Units (and any related RSU Dividend Equivalents) during the 12-month period prior to such breach or any time after such breach occurs. For the avoidance of doubt, any such forfeiture, return or repayment will not limit, restrict or otherwise affect your continuing obligations under Section 9 (Confidential Information) or any other non-competition or non-solicitation provisions included in this Agreement, or the Company’s right to seek injunctive relief or any other relief in the event of your breach of Section 9 (Confidential Information) or any other non-competition or non-solicitation provisions included in this Agreement.

29.            Changes to Forfeiture Provisions and Policies. Please note Section 28 (Forfeiture for Misconduct and Repayment of Certain Amounts), which reflects an important policy of the Company. The Plan Administrator has determined that Awards made under the Plan (including the Award represented by this Agreement) are subject to forfeiture and recoupment in certain circumstances. By accepting this Award, you agree that the Plan Administrator may change the Forfeiture section of any or all of the grant agreements (including this Agreement) from time to time without your further consent to reflect changes in law, government regulation, stock exchange listing requirements or Company policy.

30.            Additional Conditions and Restrictions. You may be subject to additional conditions and restrictions. If a Schedule II is attached hereto, the additional conditions and restrictions specified therein are considered part of this Agreement.

31.            Administrative Blackouts. In addition to its other powers under the Plan, the Plan Administrator has the authority to suspend any transactions under the Plan as it deems necessary or appropriate for administrative reasons.

32.            Stock Ownership Guidelines. This Award may be subject to any applicable stock ownership guidelines adopted by the Company, as amended or superseded from time to time.

33.            Company Information.  You can access the Company’s most recent annual, quarterly and current reports as filed with the Securities and Exchange Commission on the Company’s website specified in Schedule I hereto.  Please refer to these reports as well as the Company’s future filings with the Securities and Exchange Commission (also available on the Company’s website) for important information regarding the Company and its Common Stock.

*****

Exhibit E

Term RSU Award Agreement Schedule

Schedule I

to

Restricted Stock Units Agreement

[Insert Grant Code]

Grant Date:	[____________]

Issuer/Company:	Qurate Retail, Inc., a Delaware corporation

Plan:	Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended from time to time

Common Stock:	Qurate Retail, Inc. Series A Common Stock

General Vesting Schedule:	Subject to your continuous employment with the Company or a Subsidiary from the Grant Date through the following applicable vesting dates, the Restricted Stock Units will vest, rounded down to the nearest whole number, on the following schedule:

Vesting Date	Vesting Percentage
December 10, 2021	13%
December 10, 2022	29%
December 10, 2023	29%
December 10, 2024	29%

Each portion of the Restricted Stock Units that is subject to a particular vesting date is referred to herein as an individual “Tranche.”

Overriding Definitions:	For purposes of this Agreement, notwithstanding Section 1 of this Agreement: “Cause” has the meaning specified in the Employment Agreement.

Additional Definitions:

For purposes of this Agreement:

“Employment Agreement” means the Employment Agreement between you and Qurate Retail, Inc., effective as of July 12, 2021, as the same may be amended from time to time.

“Protected Termination” has the meaning specified in the Employment Agreement.

“Release Conditions” means the requirements set forth in Section 7.G. of the Employment Agreement that you deliver a “Release” (as defined in the Employment Agreement) in accordance with such Section in order to receive certain benefits upon a termination of your employment under certain circumstances.

“Start Date” has the meaning specified in the Employment Agreement.

Vesting Terms Upon a Protected Termination:

Notwithstanding Section 3(a) of the Agreement, if your employment with the Company or a Subsidiary is terminated pursuant to a Protected Termination and the Release Conditions are timely met in accordance with the Employment Agreement, a Pro Rata Portion (as defined below) of each remaining unvested Tranche will become vested upon the Release Conditions being met; provided, however, that if such Protected Termination occurs within twelve (12) months following an Approved Transaction, the Restricted Stock Units will vest in full (rather than vesting in a Pro Rata Portion of each Tranche) upon the Release Conditions being met. In each case, if the Release Conditions are not so timely met, the Restricted Stock Units will be forfeited.

For purposes of this Agreement, a Pro Rata Portion shall be equal to the product of “A” multiplied by “B,” where “A” equals the number of Restricted Stock Units in the applicable Tranche that are not vested on the Employment Termination Date, if any, and “B” is a fraction, the numerator of which is the number of calendar days that have elapsed from the Start Date under the Employment Agreement through the Employment Termination Date plus an additional 365 calendar days, and the denominator of which is the number of days in the entire vesting period for such Tranche (in no event shall such Pro Rata Portion exceed the total number of unvested Restricted Stock Units, if any, in such Tranche as of the Employment Termination Date). The vesting period for each Tranche of Restricted Stock Units is the period that begins on the Start Date under the Employment Agreement and ends on the vesting date for such Tranche.

Forfeiture for Misconduct and Repayment of Certain Amounts:	Those restrictions contained in Section 5.D. of the Employment Agreement shall be considered “other non-competition or non-solicitation provisions included in this Agreement” for purposes of the forfeiture and repayment provisions included in Section 29 of this Agreement.

Company Notice Address:	Qurate Retail, Inc. 12300 Liberty Boulevard Englewood, Colorado 80112 Attn: Chief Legal Officer

Company Website:	www.qurateretail.com

Plan Access:	You can access the Plan via the link at the end of the Agreement or by contacting Qurate Retail, Inc.’s Legal Department.

Exhibit F

Performance RSU Award Agreement

PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT

THIS PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is made and effective as of the date specified in Schedule I hereto (the “Grant Date”), by and between the issuer specified in Schedule I hereto (the “Company”) and you.

The Company has adopted the incentive plan that governs the Performance-Based Restricted Stock Units specified in Schedule I hereto (as has been or may hereafter be amended, the “Plan”), a copy of which is attached via a link at the end of this online Agreement as Exhibit A and, by this reference, made a part hereof. Capitalized terms used and not otherwise defined in this Agreement will have the meanings ascribed to them in the Plan.

Pursuant to the Plan, the Plan Administrator has determined that it would be in the interest of the Company and its stockholders to grant you an Award of Performance-Based Restricted Stock Units, subject to the conditions and restrictions set forth in this Agreement and in the Plan, in order to provide you with additional remuneration for services rendered, to encourage you to remain in the service or employ of the Company or its Subsidiaries and to increase your personal interest in the continued success and progress of the Company.

The Company and you therefore agree as follows:

1.            Definitions. The following terms, when used in this Agreement, have the following meanings, except as otherwise defined in Schedule I hereto:

“Agreement” has the meaning specified in the preamble to this Agreement.

“Cause” has the meaning specified as “cause” in Section 10.2(b) of the Plan.

“Certification Date” has the meaning specified in Section 3(a) (Vesting; Certification).

“Close of Business” means, on any day, 4:00 p.m., New York, New York time.

“Common Stock” has the meaning specified in Schedule I hereto.

“Company” has the meaning specified in the preamble to this Agreement.

“Confidential Information” has the meaning specified in Section 9 (Confidential Information).

“Disability” has the meaning specified as “Disability” in Section 2.1 of the Plan.

“Employment Termination Date” means the date of termination of your employment with the Company or a Subsidiary, as applicable.

“Forfeitable Benefits” has the meaning specified in Section 28 (Forfeiture for Misconduct and Repayment of Certain Amounts).

“Grant Date” has the meaning specified in the preamble to this Agreement.

“Misstatement Period” has the meaning specified in Section 28 (Forfeiture for Misconduct and Repayment of Certain Amounts).

“Performance Period” has the meaning specified in Schedule I hereto.

“Plan” has the meaning specified in the preamble to this Agreement.

“Plan Administrator” has the meaning specified in Section 12 (Plan Administrator).

“Required Withholding Amount” has the meaning specified in Section 6 (Mandatory Withholding for Taxes).

“Restricted Stock Units” has the meaning specified in Section 2 (Award).

“RSU Dividend Equivalents” has the meaning specified in Section 5 (Dividend Equivalents).

“Section 409A” has the meaning specified in Section 27 (Code Section 409A).

2.            Award. In consideration of your covenants and promises herein, the Company hereby awards to you as of the Grant Date an Award of the number and type of performance-based Restricted Stock Units authorized by the Plan Administrator and set forth in the notice of online grant delivered to you pursuant to the Company’s online grant and administration program (the “Restricted Stock Units”), each representing the right to receive one share of the type of Common Stock specified in such notice of online grant, subject to the conditions and restrictions set forth in this Agreement and in the Plan.

3.            Vesting. Unless otherwise determined by the Plan Administrator in its sole discretion, the Restricted Stock Units will vest in accordance with this Section 3, except as otherwise specified in Schedule I hereto.

(a)           Certification. After the end of the Performance Period but prior to March 15 of the calendar year following the Performance Period, (i) the Plan Administrator will certify the number and type of Restricted Stock Units that will vest (the date as of which such certification is made, the “Certification Date”) based on the Plan Administrator’s assessment in its sole discretion (after input from the Company’s Chairman of the Board or Chief Executive Officer, as applicable) of your satisfaction of such discretionary performance objectives for the Performance Period as may be deemed relevant by the Plan Administrator, including the Plan Administrator’s exercise of any discretion, and (ii) the Plan Administrator will specify the vesting date of such Restricted Stock Units, which vesting date will be not later than March 15 of the calendar year following the Performance Period.

(b)           Unvested Restricted Stock Units. Any Restricted Stock Units that do not vest pursuant to Section 3(a) will automatically be forfeited as of the Close of Business on the Certification Date.

(c)            Continuous Employment. Notwithstanding the foregoing, you will not vest, pursuant to this Section 3, in Restricted Stock Units in which you would otherwise vest as of a given date if you have not been continuously employed by the Company or a Subsidiary from the Grant Date through such date (the vesting or forfeiture of such Restricted Stock Units to be governed instead by Section 3(d) below).

(d)           Early Vesting or Forfeiture. Notwithstanding the foregoing, unless otherwise determined by the Plan Administrator in its sole discretion or except as otherwise specified in Schedule I hereto:

(i)            Termination for any Reason Other than Termination without Cause after the Performance Period, Disability, Death, or for Cause. All unvested Restricted Stock Units will be forfeited on the Employment Termination Date if your employment terminates prior to the Certification Date for any reason other than (I) by the Company or a Subsidiary, as applicable, without Cause after the end of the Performance Period, (II) by reason of your Disability (when Cause does not then exist) or your death, or (III) for Cause.

(ii)            Termination without Cause after the end of the Performance Period. If your employment is terminated by the Company or a Subsidiary, as applicable, without Cause on or after the last day of the Performance Period, but prior to the Certification Date, the Restricted Stock Units will remain outstanding until the Certification Date and will thereafter vest in accordance with Section 3(a) as if you had remained continuously employed by the Company or its Subsidiaries from the Grant Date through the Certification Date to the extent the Plan Administrator certifies they have vested in accordance with such Section.

(iii)           Disability and Death. All unvested Restricted Stock Units will vest on the Employment Termination Date if (i) your employment terminates prior to the Certification Date by reason of your Disability (when Cause does not then exist) or (ii) you die prior to the Certification Date while employed by the Company or a Subsidiary.

(iv)          Termination for Cause. All unvested Restricted Stock Units will be forfeited on the Employment Termination Date if your employment with the Company or a Subsidiary is terminated for Cause.

(v)           Approved Transaction, Board Change or Control Purchase. The Restricted Stock Units may become vested in accordance with Section 10.1(b) of the Plan in the event of an Approved Transaction, Board Change or Control Purchase following the Grant Date.

(e)            Miscellaneous.

(i)            Qualifying Service. For purposes of this Agreement, continuous employment means the absence of any interruption or termination of employment or service as an employee, officer or consultant of or to the Company or a Subsidiary, as applicable, and references to termination of employment (or similar references) shall include termination of employment or service as an employee, officer or consultant of or to the Company or a Subsidiary, as applicable. Unless the Plan Administrator otherwise determines in its sole discretion, a change of your employment or service from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary will not be considered a termination of your employment for purposes of this Agreement if such change of employment or service is made at the request or with the express consent of the Company. Unless the Plan Administrator otherwise determines in its sole discretion, however, any such change of employment or service that is not made at the request or with the express consent of the Company will be a termination of your employment within the meaning of this Agreement.

(ii)           Forfeiture. Upon forfeiture of any unvested Restricted Stock Units, such Restricted Stock Units and any related unpaid RSU Dividend Equivalents will be immediately cancelled, and you will cease to have any rights with respect thereto.

4.            No Stockholder Rights. You will not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to shares of Common Stock represented by any Restricted Stock Units unless and until such time as shares of Common Stock represented by vested Restricted Stock Units have been delivered in accordance with Section 7 (Settlement and Delivery by the Company), nor will the existence of this Agreement affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 10.16 of the Plan.

5.            Dividend Equivalents. To the extent specified by the Plan Administrator only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) (in each case, as determined by the Plan Administrator in its sole discretion) that would have been paid on a like number and type of shares of Common Stock as the shares represented by the Restricted Stock Units if such shares had been issued to you when such dividends or other distributions were made (“RSU Dividend Equivalents”) will, if so specified by the Plan Administrator, be retained by the Company for your account and will, unless otherwise specified by the Plan Administrator, be subject to the same conditions, restrictions, and performance objectives, including the timing of vesting and delivery, applicable to the Restricted Stock Units to which they relate; provided, however, that the Plan Administrator may, in its sole discretion, accelerate the vesting of any portion of the RSU Dividend Equivalent and the settlement thereof shall be made as soon as administratively practicable after the accelerated vesting date, but in no event later than March 15 of the calendar year following the year in which such accelerated vesting date occurs. RSU Dividend Equivalents shall not bear interest or be segregated in a separate account. For the avoidance of doubt, unless otherwise determined by the Plan Administrator in its sole discretion, you will have no right to receive, or otherwise with respect to, any RSU Dividend Equivalents until such time, if ever, as the Restricted Stock Units with respect to which such RSU Dividend Equivalents relate shall have become vested, and, if vesting does not occur, the related RSU Dividend Equivalents will be forfeited at the same time the Restricted Stock Units with respect to which such RSU Dividend Equivalents relate are forfeited.

6.            Mandatory Withholding for Taxes. To the extent that the Company or any Subsidiary of the Company is subject to withholding tax requirements under or in respect of any national, federal, state and other local or governmental taxes or social security costs and charges or similar contributions (wheresoever arising) with respect to the Award of the Restricted Stock Units or the vesting thereof, or the designation of any RSU Dividend Equivalents as payable or distributable or the payment or distribution thereof, you must make arrangements satisfactory to the Company to make payment to the Company or its designee of the amount required to be withheld under such tax laws, as determined by the Company (collectively, the “Required Withholding Amount”). To the extent such withholding is required because some or all of the Restricted Stock Units and any related RSU Dividend Equivalents vest, you acknowledge and agree that the Company shall withhold (a) from the shares of Common Stock represented by vested Restricted Stock Units and otherwise deliverable to you a number of shares of the applicable type of Common Stock and/or (b) from any related RSU Dividend Equivalents otherwise deliverable to you an amount of such RSU Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a Fair Market Value) equal to the Required Withholding Amount, unless you remit the Required Withholding Amount to the Company or its designee in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. Notwithstanding any other provisions of this Agreement, the delivery of any shares of Common Stock represented by vested Restricted Stock Units and any related RSU Dividend Equivalents may be postponed until any required withholding taxes have been paid to the Company. For the avoidance of doubt, the Company may allow for tax withholding in respect of the vesting of the Restricted Stock Units and any related RSU Dividend Equivalents up to the maximum withholding rate applicable to you.

7.            Settlement and Delivery by the Company. Subject to Section 6 hereof (Mandatory Withholding for Taxes), Section 11 hereof (Right of Offset), and Section 16 hereof (Amendment), and except as otherwise provided herein, shares of Common Stock will be delivered in respect of vested Restricted Stock Units (if any) as soon as practicable after the vesting of the Restricted Stock Units as described herein (but no later than March 15 of the calendar year following the year in which such vesting occurs). Unless otherwise determined by the Plan Administrator, the Company will (a) cause to be issued and transferred to a brokerage account, or registered through the Company’s stock transfer agent for your benefit, book-entry transfers registered in your name for that number and type of shares of Common Stock represented by such vested Restricted Stock Units and any securities representing related vested unpaid RSU Dividend Equivalents, and (b) cause to be delivered to you any cash payment representing related vested unpaid RSU Dividend Equivalents. Any delivery of securities will be deemed effected for all purposes when (i) in the case of a book-entry transfer, at the time the Company’s stock transfer agent initiates the transfer of such securities to a brokerage account through the Company’s stock transfer agent for your benefit or (ii) the Plan Administrator has made or caused to be made such other arrangements for the delivery of such securities as the Plan Administrator deems reasonable. Any cash payment will be deemed effected when (I) a check from the Company, payable to you in the amount equal to the amount of the cash payment, has been delivered personally to or at your direction or deposited in the United States mail, addressed to you, (II) an amount equal to the amount of the cash payment has been processed through the direct deposit or normal Company payroll processes for your benefit or (III) the Plan Administrator has made or caused to be made such other arrangements for delivery of such cash amount as the Plan Administrator deems reasonable. Shares representing Restricted Stock Units that have vested may be registered only to you (or during your lifetime, to your court appointed legal representative) or to a person to whom the Restricted Stock Units have been transferred in accordance with Section 10.6 of the Plan and Section 8 below (Nontransferability).

8.            Nontransferability. Restricted Stock Units and any related unpaid RSU Dividend Equivalents are not transferable (either voluntarily or involuntarily), before or after your death, except as follows: (a) during your lifetime, pursuant to a Domestic Relations Order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or this Agreement, and in a form acceptable to the Plan Administrator; or (b) after your death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Restricted Stock Units and any related unpaid RSU Dividend Equivalents are transferred in accordance with the provisions of the preceding sentence shall take such Restricted Stock Units and any related unpaid RSU Dividend Equivalents subject to all of the terms and conditions of the Plan and this Agreement, including that the vesting and termination provisions of this Agreement will continue to be applied with respect to you. Restricted Stock Units that have vested may be registered only to you (or during your lifetime, to your court appointed legal representative) or to a person to whom the Restricted Stock Units have been transferred in accordance with this Section 8 and Section 10.6 of the Plan.

9.            Confidential Information. During your employment or service with the Company or a Subsidiary, you will acquire, receive, and/or develop Confidential Information (as defined below) in the course of performing your job duties or services. You will not, during or after your employment or service with the Company or a Subsidiary, without the prior express written consent of the Company, directly or indirectly use or divulge, disclose or make available or accessible any Confidential Information to any person, firm, partnership, corporation, trust or any other entity or third party other than when required to do so in good faith to perform your duties and responsibilities to the Company and provided that nothing herein shall be interpreted as preventing you from (a) doing so when required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, (b) doing so when necessary to prosecute your rights against the Company or its Subsidiaries or to defend yourself against any allegations, or (c) communicating with, filing a charge with, reporting possible violations of federal law or regulation to, or participating in an investigation or proceeding conducted by, a government agency, including providing documents or other information to such agency without notice to the Company. You will also proffer to the Company, any time upon request by the Company or upon termination, to be provided no later than the effective date of any termination of your employment or engagement with the Company for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in your actual or constructive possession or which are subject to your control at such time (other than contracts between you and the Company, pay stubs, benefits information, and copies of documents or information that you require in order to prepare your taxes). At the time of termination or otherwise upon request by the Company, you agree to permanently delete Confidential Information from all of your personal electronic devices and provide certification to the Company that you are in compliance with this sentence. For purposes of this Agreement, “Confidential Information” will mean all information respecting the business and activities of the Company or any Subsidiary, including, without limitation, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, trade secrets, data gathering methods and/or strategies of the Company or any Subsidiary. Notwithstanding the immediately preceding sentence, Confidential Information will not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of your breach of any of your obligations under this Section 9). If you are in breach of any of the provisions of this Section 9 or if any such breach is threatened by you, in addition to and without limiting or waiving any other rights or remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Section 9. You agree that there is no adequate remedy at law for any such breach or threatened breach and, if any action or proceeding is brought seeking injunctive relief, you will not use as a defense thereto that there is an adequate remedy at law.

10.          Adjustments. The Restricted Stock Units and any related unpaid RSU Dividend Equivalents will be subject to adjustment pursuant to Section 4.2 of the Plan in such manner as the Plan Administrator, in its sole discretion, deems equitable and appropriate in connection with the occurrence of any of the events described in Section 4.2 of the Plan following the Grant Date.

11.          Right of Offset. You hereby agree that the Company shall have the right to offset against its obligation to deliver shares of Common Stock, cash or other property under this Agreement to the extent that it does not constitute “non-qualified deferred compensation” pursuant to Section 409A, any outstanding amounts of whatever nature that you then owe to the Company or a Subsidiary.

12.            Plan Administrator. For purposes of this Agreement, the term “Plan Administrator” means the Compensation Committee of the Board of Directors of the Company or any different committee appointed by the Board of Directors as described more fully in Section 3.1 of the Plan.

13.            Restrictions Imposed by Law. Without limiting the generality of Section 10.8 of the Plan, the Company shall not be obligated to deliver any shares of Common Stock represented by vested Restricted Stock Units or securities constituting any unpaid RSU Dividend Equivalents if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which shares of Common Stock or such other securities are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock represented by vested Restricted Stock Units or securities constituting any unpaid RSU Dividend Equivalents to comply with any such law, rule, regulation, or agreement. Any certificates representing any such securities issued or delivered under this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

14.            Tax Representations. You hereby acknowledge that the Company has advised you that you should consult with your own tax advisors regarding the national, federal, state and other local or governmental tax consequences or social security costs and charges or similar contributions (wheresoever arising) of receiving the Award. You hereby represent to the Company that you are not relying on any statements or representations of the Company, its Affiliates or any of their respective agents with respect to the national, federal, state and other local or governmental tax consequences or social security costs and charges or similar contributions (wheresoever arising) of receiving the Award. If, in connection with the Award, the Company is required to withhold any amounts by reason of any national, federal, state and other local or governmental tax or social security costs and charges or similar contributions (wheresoever arising), such withholding shall be effected in accordance with Section 10.9 of the Plan and Section 5 (Mandatory Withholding for Taxes).

15.            Notice. Unless the Company notifies you in writing of a different procedure or address, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by first class mail, postage prepaid, to the address specified for the Company in Schedule I hereto. Any notice or other communication to you with respect to this Agreement will be provided to you electronically pursuant to the online grant and administration program or via email, unless the Company elects to notify you in writing, which will be delivered personally, or will be sent by first class mail, postage prepaid, to your address as listed in the records of the Company or any Subsidiary of the Company on the Grant Date, unless the Company has received written notification from you of a change of address.

16.            Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Plan Administrator as contemplated by Section 10.7(b) of the Plan. Without limiting the generality of the foregoing, without your consent:

(a)            this Agreement may be amended or supplemented from time to time as approved by the Plan Administrator (i) to cure any ambiguity or to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, (ii) to add to the covenants and agreements of the Company for your benefit or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Company’s stockholders, and provided, in each case, that such changes or corrections will not adversely affect your rights with respect to the Award evidenced hereby (other than if immaterial), (iii) to reform the Award made hereunder as contemplated by Section 10.17 of the Plan or to exempt the Award made hereunder from coverage under Code Section 409A, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and

(b)            subject to any required action by the Board of Directors or the stockholders of the Company, the Restricted Stock Units granted under this Agreement may be canceled by the Plan Administrator and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Restricted Stock Units (other than if immaterial) to the extent then vested.

17.            Employment. Nothing contained in the Plan or this Agreement, and no action of the Company or the Plan Administrator with respect thereto, will confer or be construed to confer on you any right to continue in the employ or service of the Company or any Subsidiary or interfere in any way with the right of the Company or any employing Subsidiary to terminate your employment or service at any time, with or without Cause, subject to the provisions of any employment or consulting agreement between you and the Company or any Subsidiary.

18.            Nonalienation of Benefits. Except as provided in Section 8 (Nontransferability) and Section 11 (Right of Offset), (a) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (b) no right or benefit hereunder will in any manner be subjected to or liable for the debts, contracts, liabilities or torts of you or other person entitled to such benefits.

19.            No Effect on Other Benefits. Any payments made pursuant to this Agreement will not be counted as compensation for purposes of any other employee benefit plan, program or agreement sponsored, maintained or contributed to by the Company or a Subsidiary unless expressly provided for in such employee benefit plan, program, agreement, or arrangement.

20.            Governing Law; Venue. This Agreement will be governed by, and construed in accordance with, the internal laws of the State designated in Section 10.13 of the Plan. Each party irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado and in the State of Delaware in any action to interpret or enforce this Agreement and irrevocably waives any objection to jurisdiction that such party may have based on inconvenience of forum.

21.            Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same term or condition, or of any similar or any dissimilar term or condition, whether at the same time or at any prior or subsequent time.

22.            Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

23.            Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules attached hereto, including the Plan. All references to “Sections” in this Agreement shall be to Sections of this Agreement unless explicitly stated otherwise. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Plan Administrator upon questions regarding the Plan or this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

24.            Rules by Plan Administrator. The Plan Administrator, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations it deems consistent with the terms of the Plan and as necessary or advisable in its operation and administration of the Plan and this Award. You acknowledge and agree that your rights and the obligations of the Company hereunder will be subject to any further conditions and such reasonable rules and regulations as the Plan Administrator may adopt from time to time.

25.            Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and you regarding the Award. You and the Company hereby declare and represent that no promise or agreement not expressed herein has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between you and the Company regarding the Award. Subject to the restrictions set forth in Sections 8 (Nontransferability) and 18 (Nonalienation of Benefits), this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

26.            Acknowledgment. You will signify acceptance of the terms and conditions of this Agreement by acknowledging the acceptance of this Agreement via the procedures described in the online grant and administration program utilized by the Company. By your electronic acknowledgment of the Restricted Stock Units, you are acknowledging the terms and conditions of the Award set forth in this Agreement as though you and the Company had signed an original copy of the Agreement.

27.            Code Section 409A. The Awards made hereunder are intended to be “short-term deferrals” exempt from Section 409A and this Agreement shall be interpreted and administered accordingly. Notwithstanding the foregoing, to the extent that Section 409A of the Code or the related regulations and Treasury pronouncements (“Section 409A”) are applicable to you in connection with the Award, this Award is subject to the provisions of Section 10.17 of the Plan regarding Section 409A and each payment under this Agreement shall be treated as a separate payment under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the Award or the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Award or the Plan. If this Agreement fails to meet the requirements of Section 409A, neither the Company nor any of its Affiliates shall have any liability for any tax, penalty or interest imposed on you by Section 409A, and you shall have no recourse against the Company or any of its Affiliate for payment of any such tax, penalty or interest imposed by Section 409A.

28.            Forfeiture for Misconduct and Repayment of Certain Amounts. If (a) a material restatement of any financial statement of the Company (including any consolidated financial statement of the Company and its consolidated Subsidiaries) is required and (b) in the reasonable judgment of the Plan Administrator, (i) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (ii) such noncompliance is a result of misconduct on your part, you will repay to the Company Forfeitable Benefits you received during the Misstatement Period in such amount as the Plan Administrator may reasonably determine, taking into account, in addition to any other factors deemed relevant by the Plan Administrator, the extent to which the market value of Common Stock during the Misstatement Period was affected by the error(s) giving rise to the need for such restatement. “Forfeitable Benefits” means (A) any and all cash and/or shares of Common Stock you received (I) upon the exercise during the Misstatement Period of any Options and SARs you held or (II) upon the payment during the Misstatement Period of any Cash Award or Performance Award you held, the value of which is determined in whole or in part with reference to the value of Common Stock, and (B) any proceeds you received from the sale, exchange, transfer or other disposition during the Misstatement Period of any shares of Common Stock you received upon the exercise, vesting or payment during the Misstatement Period of any Award you held. By way of clarification, “Forfeitable Benefits” will not include any shares of Common Stock you received upon vesting of any Restricted Stock Units during the Misstatement Period that are not sold, exchanged, transferred or otherwise disposed of during the Misstatement Period. “Misstatement Period” means the 12-month period beginning on the date of the first public issuance or the filing with the Securities and Exchange Commission, whichever occurs earlier, of the financial statement requiring restatement. Further, in the event that the Plan Administrator, in its reasonable judgment, determines that you breached Section 9 (Confidential Information) or any other non-competition or non-solicitation provisions included in this Agreement, the Plan Administrator may require you to forfeit, return or repay to the Company (X) all or any portion of the Restricted Stock Units, and any and all rights with respect to any such Restricted Stock Units (including any related RSU Dividend Equivalents), (Y) any shares of Common Stock or cash received upon the settlement of any Restricted Stock Units (and any related RSU Dividend Equivalents) during the 12-month period prior to such breach or any time after such breach occurs and (Z) any proceeds realized on the sale of any shares of Common Stock received upon the settlement of any Restricted Stock Units (and any related RSU Dividend Equivalents) during the 12-month period prior to such breach or any time after such breach occurs. For the avoidance of doubt, any such forfeiture, return or repayment will not limit, restrict or otherwise affect your continuing obligations under Section 9 (Confidential Information) or any other non-competition or non-solicitation provisions included in this Agreement, or the Company’s right to seek injunctive relief or any other relief in the event of your breach of Section 9 (Confidential Information) or any other non-competition or non-solicitation provisions included in this Agreement.

29.            Changes to Forfeiture Provisions and Policies. Please note Section 28 (Forfeiture for Misconduct and Repayment of Certain Amounts), which reflects an important policy of the Company. The Plan Administrator has determined that Awards made under the Plan (including the Award represented by this Agreement) are subject to forfeiture and recoupment in certain circumstances. By accepting this Award, you agree that the Plan Administrator may change the Forfeiture section of any or all of the grant agreements (including this Agreement) from time to time without your further consent to reflect changes in law, government regulation, stock exchange listing requirements or Company policy.

30.            Additional Conditions and Restrictions. You may be subject to additional conditions and restrictions. If a Schedule II is attached hereto, the additional conditions and restrictions specified therein are considered part of this Agreement.

31.            Administrative Blackouts. In addition to its other powers under the Plan, the Plan Administrator has the authority to suspend any transactions under the Plan as it deems necessary or appropriate for administrative reasons.

32.            Stock Ownership Guidelines. This Award may be subject to any applicable stock ownership guidelines adopted by the Company, as amended or superseded from time to time.

33.            Company Information.  You can access the Company’s most recent annual, quarterly and current reports as filed with the Securities and Exchange Commission on the Company’s website specified in Schedule I hereto.  Please refer to these reports as well as the Company’s future filings with the Securities and Exchange Commission (also available on the Company’s website) for important information regarding the Company and its Common Stock.

*****

Exhibit G

Performance RSU Award Agreement Schedule

G-1

Schedule I

to

Performance-Based Restricted Stock Units Agreement

[Insert Grant Code]

Grant Date:	[____________]
Issuer/Company:	Qurate Retail, Inc., a Delaware corporation
Plan:	Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended from time to time
Common Stock:	Qurate Retail, Inc. Series A Common Stock
Performance Period:	The period that began on the Start Date under the Employment Agreement and ends on December 31, 2021
Overriding Definitions:	For purposes of this Agreement, notwithstanding Section 1 of this Agreement: “Cause” has the meaning specified in the Employment Agreement.
Additional Definitions:

For purposes of this Agreement:

“Employment Agreement” means the Employment Agreement between you and Qurate Retail, Inc., effective as of July 12, 2021, as the same may be amended from time to time.

“Protected Termination” has the meaning specified in the Employment Agreement.

“Release Conditions” means the requirements set forth in Section 7.G. of the Employment Agreement that you deliver a “Release” (as defined in the Employment Agreement) in accordance with such Section in order to receive certain benefits upon a termination of your employment under certain circumstances.

“Start Date” has the meaning specified in the Employment Agreement.

Vesting Terms upon Protected Termination prior to the end of Performance Period:

Notwithstanding Section 3(d)(i) of the Agreement, if your employment with the Company or a Subsidiary is terminated prior to the end of the Performance Period pursuant to a Protected Termination and the Release Conditions are timely met in accordance with the Employment Agreement, the Restricted Stock Units will remain outstanding until the Certification Date and, to the extent the Plan Administrator certifies that they have vested in accordance with Section 3(a), you will thereafter vest in a pro rata portion of such Restricted Stock Units based on the number of days from the Start Date under the Employment Agreement through the termination date over the number of days in the Performance Period; provided, however, that if such Protected Termination occurs within twelve (12) months following an Approved Transaction, the Restricted Stock Units will vest in full upon the Release Conditions being met. In each case, if the Release Conditions are not so timely met, the Restricted Stock Units will be forfeited.

G-2

Vesting Terms upon Protected Termination after end of Performance Period:

Notwithstanding Section 3(d)(ii) of the Agreement, if you remain employed with the Company or a Subsidiary until the last day of the Performance Period and your employment with the Company or a Subsidiary is then terminated on or after such date but prior to the Certification Date pursuant to a Protected Termination, and the Release Conditions are timely met in accordance with the Employment Agreement, the Restricted Stock Units will remain outstanding until the Certification Date and, to the extent the Plan Administrator certifies that they have vested in accordance with Section 3(a), you will thereafter vest in the Restricted Stock Units in accordance with Section 3(a) as if you had remained actively employed with the Company or a Subsidiary from the Start Date through the Certification Date; provided, however, that if such Protected Termination occurs within twelve (12) months following an Approved Transaction, the Restricted Stock Units will vest upon the Release Conditions being met. In each case, if the Release Conditions are not so timely met, the Restricted Stock Units will be forfeited.

Forfeiture for Misconduct and Repayment of Certain Amounts:

Those restrictions contained in Section 5.D. of the Employment Agreement shall be considered “other non-competition or non-solicitation provisions included in this Agreement” for purposes of the forfeiture and repayment provisions included in Section 29 of this Agreement.

Company Notice Address:	Qurate Retail, Inc. 12300 Liberty Boulevard Englewood, Colorado 80112 Attn: Chief Legal Officer
Company Website:	www.qurateretail.com
Plan Access:	You can access the Plan via the link at the end of the Agreement or by contacting Qurate Retail, Inc.’s Legal Department.

G-3